UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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SYNNEX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYNNEX CORPORATION
44201 Nobel Drive
Fremont, California 94538
(510) 656-3333
February 22, 2013
Dear Stockholder:
You are cordially invited to attend our 2013 Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at 10:00 a.m., Pacific Time, on March 19, 2013, at our offices at 44201 Nobel Drive, Fremont, California 94538.
The formal notice of the Annual Meeting of Stockholders and the Proxy Statement have been made a part of this invitation.
Whether or not you attend the Annual Meeting of Stockholders, it is important that your shares be represented and voted at the Annual Meeting of Stockholders. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting of Stockholders in person.
The Board of Directors and management look forward to seeing you at the Annual Meeting of Stockholders.

Sincerely,

/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel
and Corporate Secretary

SYNNEX Corporation
________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 19, 2013
________________________________________
To our Stockholders:
SYNNEX Corporation will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on March 19, 2013, at our offices at 44201 Nobel Drive, Fremont, California 94538.
We are holding this Annual Meeting of Stockholders:

•	to elect ten directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	to hold an advisory vote on Executive Compensation;

•	to approve the 2013 Stock Incentive Plan;

•	to ratify the appointment of KPMG LLP as our independent registered public accountants; and

•	to transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.
Only stockholders of record at the close of business on February 7, 2013 are entitled to notice of and to vote at this Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders. For ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available at the Corporate Secretary's office at 44201 Nobel Drive, Fremont, California 94538.
It is important that your shares are represented at this Annual Meeting of Stockholders. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed envelope. This will not limit your rights to attend or vote at the Annual Meeting of Stockholders.

By Order of the Board of Directors,

/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel
and Corporate Secretary

Fremont, California
February 22, 2013
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on March 19, 2013
Our Proxy Statement for our 2013 Annual Meeting of Stockholders, along with the proxy card, our Annual Report on Form 10‑K for the fiscal year ended November 30, 2012 and Letter to Stockholders, dated February 22, 2013, are available at www.viewproxy.com/synnex/2013.

TABLE OF CONTENTS

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Annual Meeting of Stockholders

• Date and Time	March 19, 2013 at 10:00 a.m. Pacific Time
• Place	44201 Nobel Drive, Fremont, California
• Record Date and Voting	February 7, 2013
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters
(1) Election of Directors. Each director nominee is elected annually by a majority of votes cast. We are asking stockholders to vote FOR each director nominee.

Name and Principal Occupation	Age	Director Since	Experience/ Qualifications	Independent	Committee Memberships
Dwight Steffensen	69	2002	Leadership, Industry, Finance, Business	X	Executive
Former Chairman & CEO, Merisel, Inc.
Kevin Murai	49	2008	Leadership, Industry, Technology, Business,		Executive (Chair)
President and CEO, SYNNEX Corporation			Distribution, Services
Fred Breidenbach	66	2003	Leadership, Asia Pacific, Technology,	X	Executive
Principal, FA Breidenbach &			Business		Compensation (Chair)
Associates and Former President and Chief Operating Officer of Gulfstream Aerospace Corporation					Nominating
Hau Lee	60	2012	Leadership, Supply Chain, Technology,	X	Audit
Professor of Operations, Information & Technology, Stanford University Graduate School of Business			Business
Matthew Miau	66	1992	Leadership, Distribution, Contract
Chairman, MiTAC			Manufacturing, Asia Pacific, Finance,
International Corporation, Synnex Technology International Corp., UPC Technology Corp. & Lien Hwa Industrial Corp.			Technology, Business
Dennis Polk	46	2012	Leadership, Operations, Finance, Business,
Chief Operating Officer, SYNNEX Corporation			Distribution, Services
Gregory Quesnel	64	2005	Leadership, Transportation, Logistics,	X	Audit (Chair)
Former President and CEO,			Finance, Business		Nominating
CNF Inc.					Executive

i

Name and Principal Occupation	Age	Director Since	Experience/ Qualifications	Independent	Committee Memberships
Thomas Wurster	60	2012	Leadership, Strategy, Organization,	X	Compensation
Senior Partner & Managing Director, The Boston Consulting Group			Operations, Distribution
Duane Zitzner	65	2007	Leadership, Industry, Technology, Business	X	Executive
Consultant and Former					Compensation
Executive Vice President, Personal Systems Group, Hewlett-Packard Company					Nominating (Chair)
Andrea Zulberti	61	2010	Leadership, Finance, Business	X	Audit
Former Managing Director, Barclays Global Investors (now Blackrock, Inc.)					Compensation
(2) Advisory Vote on Executive Compensation. We are asking stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our Company's goals of recognizing sustained financial and operating performance and leadership excellence, and aligning our executives' long-term interests with those of our stockholders.
(3) Approval of the SYNNEX 2013 Stock Incentive Plan. We are asking stockholders to vote FOR approval of the material terms of the plan for purposes of tax deductibility rules for “performance-based” compensation.
(4) Ratification of Auditors. As a matter of good corporate governance, we are asking our stockholders to vote FOR the ratification of the selection of KPMG LLP as our independent auditors for 2013.

2012 Executive Compensation Elements

Type	Form	Terms
Equity	• Stock Options	Options generally vest 20% on the first anniversary of the grant date and 1/60th per month thereafter.
	• Restricted Stock Awards	RSAs generally vest 20% per year while employed.
	• Restricted Stock Units	Long Term Incentive RSUs generally cliff vest after three years, contingent upon achievement of three-year Company performance measures and continuous employment during the three-year period.
Cash	• Salary	Generally eligible for annual increases.
	• Profit Sharing Bonus	Based on achievement of Company fiscal year performance goals and individual performance.
• LTI Transition Bonus
Only awarded for fiscal 2012 and fiscal 2013 as part of the implementation since December 2011 of the Long Term Incentive RSUs program. Eligibility is based on the same criteria as Profit Sharing Bonuses.

Other	• Benefits	Medical, Dental and Vision Insurance, Life Insurance, 401(k) contributions.

ii

2012 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin Murai
President, Chief Executive Officer, and Director	2012	600,000	560,125	740,696	1,784,400	—	3,685,221
	2011	557,692	434,353	663,940	2,146,458	—	3,802,443
	2010	500,000	345,380	504,032	1,647,000	—	2,996,412
Peter Larocque
President, US Distribution	2012	429,500	561,210	229,743	1,034,952	3,475	2,258,880
	2011	384,346	508,191	227,745	1,471,464	850	2,592,596
	2010	328,743	361,938	210,396	1,168,000	850	2,069,927
Dennis Polk
Chief Operating Officer	2012	429,500	561,210	224,187	1,034,952	1,200	2,251,049
and Director	2011	380,115	508,192	227,745	1,226,220	850	2,343,122
	2010	316,468	361,938	210,396	940,000	850	1,829,652
Thomas Alsborg
Chief Financial Officer	2012	338,192	126,806	189,649	446,100	1,200	1,101,947
	2011	276,154	147,099	187,133	674,994	850	1,286,230
	2010	255,770	122,105	155,274	550,000	850	1,083,999
Simon Leung
Senior Vice President,	2012	239,936	116,152	—	291,479	1,200	648,767
General Counsel and	2011	228,769	83,906	—	318,588	850	632,113
Corporate Secretary	2010	219,615	69,344	5,827	215,000	850	510,636

iii

SYNNEX CORPORATION
________________________________________
PROXY STATEMENT
________________________________________
INFORMATION CONCERNING VOTING AND SOLICITATION
This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of SYNNEX Corporation, a Delaware corporation, of proxies to be used at our 2013 Annual Meeting of Stockholders and any adjournments or postponements thereof (referred to herein as the Annual Meeting). Our Annual Meeting will be held at our offices at 44201 Nobel Drive, Fremont, California, at 10:00 a.m., Pacific Time, on March 19, 2013. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about February 22, 2013.

Appointment of Proxy Holders
Your Board of Directors asks you to appoint Kevin Murai, Dennis Polk and Simon Leung as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board of Directors.
Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.
Who Can Vote
Only stockholders who owned shares of our common stock at the close of business on February 7, 2013, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on February 7, 2013, we had 37,318,131 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of February 7, 2013. There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received from such bank or broker. The Board of Directors recommends that you vote by proxy, as it is not practical for most stockholders to attend the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

•	Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope.

•	Voting by Telephone and Internet. Depending upon your bank or broker, you may vote by telephone and Internet. Your bank or broker can provide further instructions.

•
Voting at the Annual Meeting. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting. Voting by mail, telephone or Internet will not limit your right to vote at the Annual Meeting, if you decide to attend in person.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director, FOR the approval of our executive compensation, FOR the approval of the 2013 Stock Incentive Plan, and FOR the ratification of the appointment of independent registered public accountants.

Revocation of Proxies
Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting.
Required Vote
Directors are elected by a plurality vote, which means that the ten nominees receiving the most affirmative votes will be elected. However, the Board of Directors has adopted a majority vote standard for director elections. As a result, if a director receives less than a majority of the votes cast for such director, the Board will review the totality of circumstances to evaluate the situation and is authorized to remedy the situation as it deems appropriate, including requesting that the affected director resign from the Board of Directors. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.
A quorum, which is a majority of the outstanding shares as of February 7, 2013, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.
Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.
Brokers who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner. If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter. Note that, if you are a beneficial owner and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors, nor will the broker be authorized to vote on the proposals other than the ratification of the appointment of KPMG as the auditor for 2013. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Solicitation of Proxies
The Company is paying the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.
Important
Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS
Directors and Nominees
Our Bylaws currently provide that the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by the Board or stockholders. We currently have authorized ten directors. At the Annual Meeting, ten persons will be elected as members of your Board of Directors, each for a one-year term or until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated, and the Board of Directors has designated, the ten persons listed below for election at the Annual Meeting. All of the nominees were elected at the SYNNEX Annual Meeting held on March 20, 2012. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the ten nominees. The Board knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by the Board to fill the vacancy.
Pursuant to the New York Stock Exchange (NYSE) listing standards, a majority of the members serving on the Board must be independent directors. The Board of Directors has determined that Messrs. Breidenbach, Lee, Quesnel, Steffensen, Wurster and Zitzner and Ms. Zulberti have no material relationship with us and that each of these directors is an independent director. Certain additional information with respect to each nominee appears on the following pages, including age (as of February 22, 2013), position (if any) with SYNNEX, business experience during at least the past five years and directorships of other publicly-owned corporations.
Dwight Steffensen, 69, has served as a member of our Board of Directors since February 2002 and as Chairman of the Board since June 2010. He also served as Lead Director from March 2006 to June 2010. Mr. Steffensen served as the Chairman and Chief Executive Officer of Merisel, Inc. from February 1996 until August 2000. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer at Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen is a member of the Board of Directors of OmniVision Technologies, Inc. Mr. Steffensen received a Bachelor of Arts degree in Economics from Stanford University and is a certified public accountant (inactive). As a former executive officer and member of the Board of Directors of Merisel, Inc., one of our former competitors, and having been an Audit Committee financial expert during the time he served on our Audit Committee, we believe that Mr. Steffensen contributes his leadership skills, industry knowledge, finance background, and business experience to our Board of Directors. In addition, we believe that Mr. Steffensen's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Kevin Murai, 49, our President and Chief Executive Officer and a Director, joined us in March 2008. He served as Co-Chief Executive Officer until Robert Huang's retirement in December 2008. Prior to SYNNEX, Mr. Murai was employed for 19 years at Ingram Micro Inc., during which he served in several executive management positions, including most recently as President, Chief Operating Officer and a member of the Board of Directors. Currently, he serves on the Board of Directors for the Global Technology Distribution Council, and also serves on the Dean's Advisory Council of the University of Waterloo. He holds a Bachelor of Applied Science degree in Electrical Engineering from the University of Waterloo in Ontario, Canada. As a former executive officer and member of the Board of Directors of Ingram Micro, one of our competitors, we believe that Mr. Murai contributes his leadership skills, industry knowledge, technology background, and business experience to our Board of Directors. We believe it is also important that the Chief Executive Officer serve on the Board of Directors. In addition, we believe that Mr. Murai's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Fred Breidenbach, 66, has served as a member of our Board of Directors since February 2003. Mr. Breidenbach has had his own consulting firm of FA Breidenbach & Associates, LLC since November 1997. Prior to that, he served as the President and Chief Operating Officer of Gulfstream Aerospace Corporation, an aviation company, from 1993 to 1997. Prior to joining Gulfstream, Mr. Breidenbach spent 25 years in various positions at General Electric Company, including five years as an officer of the General Electric Company and two years as President, GE Aerospace Asia Pacific, responsible for business development and Asian operations. Mr. Breidenbach received a Bachelor of Science degree in Industrial Engineering from Pennsylvania State University and a Master of Business Administration from Xavier University. As a former executive officer of Gulfstream Aerospace Corporation and General Electric Company, we believe that Mr. Breidenbach contributes his leadership skills, GE related corporate discipline, Asia Pacific knowledge, technology background, and business experience to our Board of Directors. In addition, we believe that Mr. Breidenbach's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Hau Lee, 60, has served as a member of our Board of Directors since February 2012. Dr. Lee is the Thoma Professor of Operations, Information and Technology at the Graduate School of Business at Stanford University. He is the founding and current Director of the Stanford Global Supply Chain Management Forum, an industry-academic consortium to advance the theory and practice of global supply chain management and is also the Director of the Stanford Institute for Innovations in Developing Economies, an institute created to use entrepreneurship and innovations to alleviate poverty. Dr. Lee was elected to the National Academy of Engineering of the U.S.; Fellow of Manufacturing and Service Operations Management; Production and Operations Management Society; and INFORMS. He is a co-founder of DemandTec, Inc. Dr. Lee has served on the Board of Directors of Pericom Semiconductor since 2000 where he is Chairman of the Compensation and Nominating Committees and is a member of the Audit Committee. Dr. Lee received his Bachelor of Social Science degree in Economics and Statistics from the University of Hong Kong, his Master of Science degree in Operational Research from the London School of Economics, and his Master of Science and Doctor of Philosophy degrees in Operations Research from the Wharton School of the University of Pennsylvania. As a professor in supply chain management, we believe that Dr. Lee contributes his leadership skills, supply chain and technology background, and business experience to our Board of Directors. In addition, we believe that Dr. Lee's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Matthew Miau, 66, has served as a member of our Board of Directors since 1992 and as a non-executive employee since 2001. Mr. Miau was Chairman of the Board until Mr. Huang's retirement and election as Chairman of the Board, at which time Mr. Miau assumed the position of Chairman Emeritus of the Board in December 2008. Mr. Miau is the Chairman of the Board of Directors of MiTAC International Corporation, MiTAC Incorporated, Synnex Technology International Corp., UPC Technology Corp. and Lien Hwa Industrial Corp. He is also a member of the Board of Directors of the Institute for Information Industry in Taiwan and the Supervisory Board of Linde AG in Germany. Mr. Miau received a Bachelor of Science degree in Electrical Engineering/Computer Science from the University of California, Berkeley and a Master of Business Administration degree from Santa Clara University. As the Chairman of the Board of MiTAC International Corporation, we believe that Mr. Miau contributes his leadership skills, distribution, contract manufacturing and Asia Pacific knowledge, finance and technology background, and business experience to our Board of Directors. In addition, we believe that Mr. Miau's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Dennis Polk, 46, has served as a member of our Board of Directors since February 2012. Mr. Polk originally joined SYNNEX in 2002 as Senior Vice President of Corporate Finance and Chief Financial Officer. In 2006, he was promoted to Chief Operating Officer. Mr. Polk serves on the Board of Directors of Terreno Realty Corporation. At Terreno, Mr. Polk serves on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Before joining SYNNEX, Mr. Polk held executive positions at DoveBid Inc., a capital asset disposition services firm and Savoir Technology Group, Inc., a computer systems distributor and contract manufacturer. Mr. Polk started his career at Grant Thornton LLP, where he was an Audit Manager. A graduate of Santa Clara University, Mr. Polk received his Bachelor's Degree in Accounting and is a certified public accountant (inactive). As a current executive officer of SYNNEX and prior distribution and contract manufacturer executive, we believe that Mr. Polk contributes his leadership skills, distribution and operations knowledge, finance background, and business experience to our Board of Directors. In addition, we believe that Mr. Polk's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Gregory Quesnel, 64, has served as a member of our Board of Directors since September 2005. Mr. Quesnel served as President and Chief Executive Officer and a member of the Board of Directors of CNF Inc. from 1998 until his retirement in July 2004. Prior to that, he served as Executive Vice President and Chief Financial Officer of CNF Inc. He joined CNF Inc. in 1975 following several years of professional experience with major corporations in the petroleum and wood products industries. Mr. Quesnel serves on the Boards of Directors of Potlatch Corporation and Ross Stores, Inc. At Potlatch Mr. Quesnel serves as the Chairman of the Finance Committee and also is a member of the Audit Committee, Executive Compensation and Personnel Policies Committee, and the Nominating and Corporate Governance Committee. Mr. Quesnel serves as the Chairman of the Audit Committee for Ross Stores and also serves on its Nominating and Corporate Governance Committee. Mr. Quesnel received a Bachelor of Science degree in Finance from the University of Oregon and holds a Master of Business Administration from the University of Portland. As a former executive officer and member of the Board of

Directors of CNF Inc. and an Audit Committee financial expert, we believe that Mr. Quesnel contributes his leadership skills, transportation and logistics knowledge, finance background, and business experience to our Board of Directors. In addition, we believe that Mr. Quesnel's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Thomas Wurster, 60, has served as a member of our Board of Directors since February 2012. Mr. Wurster is a Senior Partner and Managing Director with The Boston Consulting Group (BCG), a leading global management consulting firm. In the past, he has led both the Los Angeles and San Francisco offices of BCG, as well as the West Coast system. In addition, he has served as a member of BCG's Senior Officer Selection Committee, Officer Development Committee, and Americas Management Team. Mr. Wurster joined BCG in 1978 and was elected Vice President and Director in 1985. Mr. Wurster is also Adjunct Professor of Strategy and Organization at the Yale School of Management. He has more than thirty years of experience consulting to leading companies with a specialization in technology and media. Mr. Wurster is co-author of the book Blown to Bits (1999) on how digital technologies change business strategy. Mr. Wurster received a Bachelor of Arts degree in Economics and Mathematics from Cornell University with distinction and was elected to Phi Beta Kappa. He received his Master of Business Administration degree with honors from the University of Chicago and received his Doctor of Philosophy degree in economics from Yale University. We believe that Mr. Wurster contributes his leadership skills and corporate and business unit strategy development, organization design, merger integration planning and implementation, marketing and sales, operations, and IT distribution background and experience to our Board of Directors. In addition, we believe that Mr. Wurster's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Duane Zitzner, 65, has served as a member of our Board of Directors since May 2007. Mr. Zitzner has had his own consulting firm since January 2005. Prior to that, he served as the Executive Vice President of the Personal Systems Group at Hewlett-Packard Company from 2002 until his retirement in December 2004. Prior to his appointment as Executive Vice President at Hewlett-Packard Company, Mr. Zitzner spent several years in various executive positions at Hewlett-Packard Company, including three years as President of Computing Systems and three years as Vice President and General Manager of the Personal Systems Group. Mr. Zitzner received a Bachelor of Science degree in Mathematics from the University of Wisconsin - Madison and did advanced studies in Computer Science at the University of Minnesota - Twin Cities. As a former executive officer of Hewlett-Packard Company, we believe that Mr. Zitzner contributes his leadership skills, industry knowledge, technology background, and business experience to our Board of Directors. In addition, we believe that Mr. Zitzner's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
Andrea Zulberti, 61, has served as a member of our Board of Directors since September 2010. Ms. Zulberti is retired from Barclays Global Investors (now Blackrock, Inc.), one of the world's largest investment management and advisory companies, after a 14-year career in various executive positions, including Managing Director, Chief Financial Officer, Head of Global Risk Management and Head of Global Operations. From April 2005 to June 2011, Ms. Zulberti served on the Board of Trustees of ProLogis, a NYSE-traded REIT. During her tenure at ProLogis, she was a member of ProLogis' Audit Committee and Finance and Investment Committee and chaired its Management Development and Compensation Committee. Prior to Barclays Global Investors, Ms. Zulberti's earlier business roles included co-founding a real estate syndication firm and financial management experience in various industries, including transportation and marketing consultancy. Ms. Zulberti graduated with honors with a Bachelor of Science degree in Business Administration from California State University at Hayward (now California State University East Bay). Ms. Zulberti is a certified public accountant (inactive) and a member of the California Society of Certified Public Accountants. As a former executive officer of Barclays Global Investors and former member of the Board of Trustees, Audit Committee and Finance and Investment Committee of ProLogis, we believe that Ms. Zulberti contributes her leadership skills, finance background, and business experience to our Board of Directors. In addition, we believe that Ms. Zulberti's membership on our Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.
There are no family relationships among any of our directors or executive officers.
Vote Required
The ten nominees for director receiving the highest number of affirmative votes will be elected as directors. However, the Board has adopted a majority vote standard for director elections. As a result, if a director receives less than a majority of the votes cast for such director, the Board will evaluate the situation and is authorized to remedy the situation as it deems appropriate, including requesting that the affected director resign from the Board of Directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.
The Board of Directors recommends a vote FOR the election
of the nominees set forth above as directors of SYNNEX.
Organization of the Board of Directors
The Board of Directors held nine meetings during the fiscal year ended November 30, 2012. Each director attended at least 75% of the total regularly scheduled and special meetings held by the Board, and each director attended 100% of the total regularly scheduled and special meetings held by the committees on which such director served during the director's tenure in the last completed fiscal year, except for Dr. Lee, who attended 67% of the total regularly scheduled and special meetings held by the committee on which he served since he joined the Board in February 2012. We do not have a policy regarding directors' attendance at the Annual Meeting. However, the 2012 Annual Meeting of Stockholders was attended by all directors on the Board of Directors at the time of the meeting.
Our non-management directors meet in regularly scheduled executive sessions without the presence of management. The Chairman of the Board or the Lead Director, as applicable, presides over each such executive session. Currently, Mr. Steffensen is an independent, non-executive Chairman of the Board, so the position of Lead Director remains vacant. Historically, our Chief Executive Officer has not served as our Chairman of the Board and we continue to separate the two positions. Separating the two positions ensures that our Chief Executive Officer is accountable for managing our company in close alignment with the interests of stockholders, eliminates the inherent conflict of interest that arises when the roles are combined, promotes oversight of risk and can serve as a conduit for regular communication with stockholders.
The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. In addition, from time to time, the Board establishes non-standing committees to address matters that may arise during periods between regularly scheduled meetings and/or specific issues not fully applicable to one of the standing committees. The Board has determined that all members of the Audit, Compensation, and Nominating and Corporate Governance Committees meet the independence standards of the NYSE and rules and regulations of the Securities and Exchange Commission (SEC). With respect to the Executive Committee, at least one half of the members of the Executive Committee meet the independence standards of the NYSE and rules and regulations of the SEC. In addition, each member of the Audit Committee is financially literate as defined by the Board and meets the heightened independence standards of the NYSE and rules and regulations of the SEC applicable to members of the Audit Committee. The Board has approved a charter for each of these standing committees, which can be found on our website at www.synnex.com. Our corporate governance guidelines and code of ethics, which are applicable to our principal executive, financial and accounting officers, directors and employees, are also available on or through our website at www.synnex.com and are available in print to any stockholder upon request. We intend to post any amendments to the corporate governance guidelines or code of ethics on our website.
The following lists the four standing committees and their current members who are director nominees. James Van Horne, who currently is a member of the Audit Committee, will retire from the Board of Directors on March 19, 2013.

Audit Committee
Number of Members:	3
Members:	Gregory Quesnel, Chairman, Audit Committee Financial Expert
Hau Lee
Andrea Zulberti, Audit Committee Financial Expert
Number of Meetings in fiscal year ended November 30, 2012:	12

Functions:
The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accountants and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management.
The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full board and its committees. The Audit Committee meets regularly with our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Associate Vice President of Internal Audit, independent auditor, General Counsel, Corporate Controller, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and risk management framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. The Audit Committee meets regularly in separate executive session with the Associate Vice President of Internal Audit and independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

Compensation Committee
Number of Members:	4
Members:	Fred Breidenbach, Chairman
Thomas Wurster
Duane Zitzner
Andrea Zulberti
Number of Meetings in fiscal year ended November 30, 2012:	6
Functions:
The Compensation Committee reviews and determines our general compensation policies and the compensation provided to our officers, including targets for annual and long-term bonus plans. The Compensation Committee also reviews, determines and approves bonuses for our officers and other employees. In addition, the Compensation Committee reviews, administers and approves equity-based compensation for our officers and employees and administers our stock option plans and employee stock purchase plan.
The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans.

Nominating and Corporate Governance Committee
Number of Members:	3
Members:	Fred Breidenbach
Gregory Quesnel
Duane Zitzner, Chairman
Number of Meetings in fiscal year ended November 30, 2012:	4

Functions:
The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size, director qualifications, and composition of the Board of Directors, director compensation, including equity compensation, and for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. In addition, the Nominating and Corporate Governance Committee is responsible for considering nominations by stockholders.
The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the board and management.

Executive Committee
Number of Members:	5
Members:	Fred Breidenbach
Kevin Murai, Chairman
Gregory Quesnel
Dwight Steffensen
Duane Zitzner
Number of Meetings in fiscal year ended November 30, 2012:	None
Functions:
The Executive Committee is responsible for performing the functions of the Board of Directors when there is a critical need for prompt review and action of the Board of Directors and it is not practical to arrange a meeting of the Board of Directors within the time reasonably available; and representing the full Board of Directors between regularly scheduled meetings and other matters that the Board of Directors may delegate to the Executive Committee from time to time.

The Board of Directors' Role in Risk Oversight
The Board of Directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to SYNNEX and our stockholders. While the Chief Executive Officer and other members of our senior management team are responsible for the day-to-day management of risk, our Board is responsible for ensuring that an appropriate culture of risk management exists within our Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.
The Board believes that the current leadership structure best facilitates this oversight of risk by combining independent leadership, through an independent Chairman of the Board, independent board committees, and majority independent board composition, with an experienced Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges that arise. The Chief Executive Officer's in-depth understanding of these matters and involvement in the day-to-day management of our company uniquely positions him to promptly identify and raise key business risks to our Board, call special meetings of our Board when necessary to address critical issues, and focus our Board's attention on areas of concern. The Chairman of the Board, independent committee chairs and other directors also are experienced professionals or executives who can and do raise issues for board consideration and review, and are not hesitant to challenge management. Our Board of Directors believes there is a well-functioning and effective balance between the Chairman of the Board, non-executive board members and the Chief Executive Officer, which enhances risk oversight.
In addition, while we retain an independent Chairman of the Board, our Board of Directors believes that the Chairman of Board should not serve on the Audit Committee, Compensation Committee or the Nominating and Corporate Governance Committee. As such, our current Chairman of the Board, Mr. Steffensen, has not served on any of the independent committees since our 2011 Annual Meeting of Stockholders.
The Board of Directors exercises its oversight responsibility for risk both directly and through three of its standing committees. Throughout the year, our Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee's risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. Strategic, operational, financial and competitive risks also are presented and discussed at our Board's quarterly meetings, and more often as needed. On at least an annual basis, our Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting, or more often as necessary, the General Counsel updates the board on material legal and regulatory matters. On a regular basis between Board meetings, our Chief Executive Officer and/or other executive officers provide written reports to our Board on critical issues we face and recent developments in our principal operating areas. These reports may include a discussion of business risks as well as a discussion regarding enterprise risk.
Director Orientation and Continuing Education
The Company provides directors with an orientation and education program to familiarize them with the Company's business operations and plans, industry trends and corporate governance practices, as well as ongoing education on issues facing the Company and on subjects that would assist the directors in discharging their duties. Directors also are encouraged to attend courses provided by outside organizations covering various governance matters, best practices, and issues of concern to directors of publicly-traded companies and it is the Company's policy that Directors are to share with the Board or fellow committee members what they have learned.
Director Nominations
The Board nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.
The Nominating and Corporate Governance Committee has a policy and process regarding consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. The assessment of candidates include the candidates' relevant industry experience, general business experience, relevant financial experience, interpersonal and communication skills, as well as the candidates roles and contributions that are valuable to the business community, personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards. In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity. The Nominating and Corporate Governance Committee selects candidates for director based on their character, judgment, diversity of experience, relevance of experience, business acumen, interpersonal and communication skills, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to SYNNEX and the Board of Directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board of Directors to meet the definition of “independent director” under the rules of the NYSE. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.
Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by reviewing the current directors whose term expires at the Annual Meeting of Stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including each candidate's demonstrated prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to nominate the director, or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board of Directors membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify SYNNEX' Corporate Secretary, any member of the Nominating and Corporate Governance

Committee, or the persons referenced below in “Communications with the Board of Directors” in writing with any supporting material the stockholder considers appropriate.
In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to SYNNEX' Corporate Secretary and otherwise comply with the provisions of our Bylaws. To be timely, SYNNEX' Bylaws provide that SYNNEX must have received the stockholder's notice not less than 120 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders less than 100 days prior to the meeting date, SYNNEX must receive the stockholder's notice by the close of business on the 7th day after the earlier of the day SYNNEX mailed notice of the Annual Meeting of Stockholders date or provided such public disclosure of the meeting date. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Corporate Secretary, SYNNEX Corporation, 44201 Nobel Drive, Fremont, California 94538. You can obtain a copy of our Bylaws by writing to the Corporate Secretary at this address.
Communications with the Board of Directors
The Board has a process for stockholders and other interested persons to send communications to directors. If you wish to communicate with your Board as a whole or to non-management directors, you may send your communication in writing to: Gregory Quesnel, Chairman of the Audit Committee, SYNNEX Corporation, 44201 Nobel Drive, Fremont, California 94538 or Jorge A. del Calvo, Pillsbury Winthrop Shaw Pittman LLP, 2475 Hanover Street, Palo Alto, California 94304. You must include your name and address in the written communication and indicate whether you are a stockholder or other interested person of SYNNEX. Messrs. Quesnel or del Calvo will review any communication received from a stockholder or other interested person, and all material communications from stockholders or other interested persons will be forwarded to the appropriate director or directors or Board committee based on the subject matter.
Directors' Compensation Table
The following tables set forth the compensation amounts paid to each non-executive director for their service in fiscal year ended November 30, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Fred Breidenbach	73,500	89,975	—	163,475
Hau Lee	41,159	67,476	29,304	137,939
Matthew Miau	54,000	89,975	—	143,975
Gregory Quesnel	80,000	89,975	—	169,975
Dwight Steffensen	118,000	89,975	—	207,975
James Van Horne	77,000	89,975	—	166,975
Thomas Wurster	43,159	67,476	29,304	139,939
Duane Zitzner	71,000	89,975	—	160,975
Andrea Zulberti	81,000	89,975	37,512	208,487
__________

(1)
Amounts listed in these columns represent the compensation expense of stock awards and option awards recognized by us under Accounting Standards Codification Topic 718, “Compensation-Stock Compensation,” (ASC 718) for the fiscal year ended November 30, 2012 rather than the amounts realized by the named individuals. See Note 5 “Share-Based Compensation” for our valuation assumptions for this expense included in our Annual Report on Form 10-K for fiscal year ended November 30, 2012. The grant date fair value of the stock awards granted to each non-executive director during fiscal year ended November 30, 2012 was $38.09. The grant date fair value of the option awards granted to Hau Lee and Thomas Wurster on April 30, 2012 was $15.07 and Andrea Zulberti on October 7, 2010 was $11.25.

(2)	The table below sets forth the aggregate number of stock awards that have not vested and option awards that are outstanding held by our non-employee directors as of November 30, 2012.

Name	Stock Awards	Option Awards
Fred Breidenbach	590	—
Hau Lee	590	10,000
Matthew Miau	590	210,000
Gregory Quesnel	590	25,000
Dwight Steffensen	590	20,000
James Van Horne	590	9,000
Thomas Wurster	590	10,000
Duane Zitzner	590	10,000
Andrea Zulberti	590	10,000

Narrative to Directors' Compensation Table
The current compensation and benefit program for non-executive directors is designed to achieve the following goals: (1) compensation should fairly pay directors for work required of directors serving an entity of the Company's size and scope; (2) compensation should align directors' interests with the long-term interests of stockholders; and (3) the structure of the compensation should be transparent and easy for stockholders to understand. The Company reviews director compensation every year. For the fiscal year ended November 30, 2012, each non-executive director received an annual cash retainer fee of $30,000 and an additional $2,000 for each meeting of the Board of Directors attended in person and $1,000 for each meeting of the Board of Directors attended by telephone or videoconference. The committee chair for the Compensation Committee and the Nominating and Corporate Governance Committee received an annual retainer fee of $7,500 and $5,000, respectively. The Audit Committee Chair received an annual retainer fee of $10,000. In addition, if the Lead Director position were filled, then he or she would have received an annual cash retainer fee of $30,000. The Chairman of the Board of Directors received an annual cash retainer fee of $100,000. Non-executive directors are expected to receive the same compensation during the fiscal year ending November 30, 2013, except with respect to committee meeting attendance fees. Committee meetings are bifurcated between in-person attendance meetings and non-in-person attendance meetings. For all committee meetings scheduled to be convened by in-person attendance, the committee attendance meeting fee will be $2,000 per meeting whether the non-executive director attends such meeting in-person or not. For all committee meetings scheduled to be convened by telephone, videoconference or other non-in-person attendance, the committee attendance meeting fee will be $1,000 per meeting.
All directors are reimbursed for their reasonable out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors.
Directors had previously been eligible to receive stock options under our 1997 Stock Option/Stock Issuance Plan and our Special Executive Stock Option/Stock Issuance Plan. Currently, directors are eligible to receive equity incentives, in the form of stock options and restricted stock awards, under our Amended and Restated 2003 Stock Incentive Plan (2003 Stock Incentive Plan). Upon first election, each non-executive director is awarded the equivalent value of $90,000 shares of restricted stock (Initial Restricted Stock Award) and an option to purchase 10,000 shares of our common stock on the date he or she joined the Board of the Directors. One quarter of the Initial Restricted Stock Award will vest on the last day of each quarter following the date of the grant over a period of one year, subject to earlier termination following the director's cessation of Board of Directors service for any reason. The options have an exercise price equal to the fair market value of our common stock on the grant date, and have a term of 10 years, subject to earlier termination following the director's cessation of Board of Directors service. The options vest over three years, of which 33.3% of the shares vest upon the first anniversary of the vesting start date and the remaining shares vest monthly thereafter over the remaining two-year period ratably.
In addition, following each Annual Meeting of Stockholders, each of our continuing non-executive directors will be awarded the equivalent value of $90,000 of restricted stock (Annual Value Restricted Stock Award) under our 2003 Stock Incentive Plan, provided such individual has served on the Board of Directors for at least six months. One quarter of the Annual Value Restricted Stock Award will vest on the last day of each fiscal quarter following the date of the grant over a period of one year, subject to earlier termination following the director's cessation of Board service for any reason.

We request each current member of the Board, who was elected prior to the 2010 Annual Meeting of Stockholders, to hold an equity position in SYNNEX of the equivalent value of at least $250,000 of common stock, whether vested or unvested, or vested in-the-money stock options on the date of each Annual Meeting of Stockholders, commencing on the 2012 Annual Meeting of Stockholders. For any director elected after the 2010 Annual Meeting of Stockholders we request that he or she hold an equity position in SYNNEX of the equivalent value of at least $250,000 of common stock, whether vested or unvested, or vested in-the-money stock options on the date of each Annual Meeting of Stockholders, commencing on the third Annual Meeting of Stockholders held following his or her initial election.
In fiscal year ended November 30, 2012, Matthew Miau received the standard retainer, meeting attendance fees and equity compensation as other outside directors, upon approval of the Nominating and Corporate Governance Committee. Also, as a non-executive employee, Mr. Miau received other employee benefits, such as medical, dental and life insurance. Any future compensation payable to Mr. Miau will be based upon the approval of the Nominating and Corporate Governance Committee, which is composed of disinterested members of the Board.
Compensation Committee Interlocks and Insider Participation
Fred Breidenbach (Chairman), Thomas Wurster, Duane Zitzner and Andrea Zulberti served as members of the Compensation Committee for the fiscal year ended November 30, 2012. None of the members of the Compensation Committee has served as an officer or been an employee of SYNNEX, and we do not have any related person transactions with any of the members of the Compensation Committee. In addition, our Board of Directors has determined that Messrs. Breidenbach, Wurster, and Zitzner and Ms. Zulberti have no material relationship with us and that each of these directors is an independent director. None of our executive officers serves on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Overview
We have a business relationship with MiTAC International Corporation (MiTAC International) a publicly-traded company in Taiwan, that began in 1992 when it became our primary investor through its affiliates. As of February 7, 2013, MiTAC International and its affiliates beneficially owned approximately 27.3% of our common stock. In addition, Matthew Miau, the Chairman Emeritus of our Board of Directors, is the Chairman of MiTAC International and a director or officer of MiTAC International's affiliates. As a result, MiTAC International generally has significant influence over us and over the outcome of all matters submitted to stockholders for consideration, including any of our mergers or acquisitions. Among other things, this could have the effect of delaying, deterring or preventing a change of control over us.
Until July 31, 2010, we worked with MiTAC International on OEM outsourcing and jointly marketed MiTAC International's design and electronic manufacturing services and our contract assembly capabilities. This relationship enabled us to build relationships with MiTAC International's customers. On July 31, 2010, MiTAC International purchased certain assets related to the contract assembly business, including inventory and customer contracts, primarily related to customers then being jointly serviced by MiTAC International and us. As part of this transaction, we provided MiTAC International certain transition services for the business for a monthly fee over a period of twelve months. The sales agreement also included earn-out and profit sharing provisions, which were based on operating performance metrics achieved over twelve to eighteen months from the closing date for the defined customers included in this transaction. During the fiscal year ended November 30, 2012, we recorded $3.7 million in service fees earned, reimbursements for facilities and overhead costs. During the fiscal year ended November 30, 2011, we received $6.7 million in service fees earned, reimbursements for facilities and overhead costs and the fully achieved earn-out condition.
We purchased inventories, including notebook computers, motherboards and other peripherals, from MiTAC International and its affiliates totaling $3.2 million, $5.2 million, and $157.1 million during fiscal years 2012, 2011, and 2010, respectively. Our sales to MiTAC International and its affiliates during fiscal years 2012, 2011, and 2010 totaled $2.7 million, $4.2 million, and $5.6 million, respectively. Most of the purchases and sales were pursuant to the agreements mentioned under the heading ‘Agreements with MiTAC International’ below. Most of the purchases and sales in 2010 were pursuant to our Master Supply Agreement with MiTAC International and our former contract assembly customer Sun Microsystems, which was acquired by Oracle Corporation in 2010.
Our business relationship with MiTAC International had been informal and was not governed by long-term commitments or arrangements with respect to pricing terms, revenue or capacity commitments.
During the time period that we worked with MiTAC International we negotiated manufacturing, pricing and other material terms on a case-by-case basis with MiTAC International and our contract assembly customers for a given project. While MiTAC International is a related party and a controlling stockholder, we believe that the significant terms under these agreements, including pricing, would not materially differ from the terms we could have negotiated with unaffiliated third parties, and we have adopted a policy requiring that material transactions with MiTAC International or its related parties be approved by our Audit Committee, which is composed solely of independent directors. In addition, Matthew Miau's compensation is approved by the Nominating and Corporate Governance Committee, which is also composed solely of independent directors.

Beneficial Ownership of our Common Stock by MiTAC International
As noted above, MiTAC International and its affiliates in the aggregate beneficially owned approximately 27.3% of our common stock as of February 7, 2013. These are owned by the following MiTAC affiliates:

MiTAC Affiliate	Shares
MiTAC International(1)	5,907,796
Synnex Technology International Corp.(2)	4,282,895
Total	10,190,691

(1)
Shares held via Silver Star Developments Ltd., a wholly-owned subsidiary of MiTAC International. Excludes 591,418 shares (of which 381,418 shares are directly held and 210,000 shares are subject to exercisable options) held by Matthew Miau.

(2)
Synnex Technology International Corp., or Synnex Technology International, is a separate entity from us and is a publicly-traded corporation in Taiwan. These shares held via Peer Developments Ltd., a wholly-owned subsidiary of Synnex Technology International. MiTAC International owns a noncontrolling interest of 8.7% in MiTAC Incorporated, a privately-held Taiwanese company, which in turn holds a noncontrolling interest of 13.7% in Synnex Technology International. Neither MiTAC International nor Mr. Miau is affiliated with any person(s), entity, or entities that hold a majority interest in MiTAC Incorporated.

While the ownership structure of MiTAC International and its affiliates is complex, it has not had a material adverse effect on our business in the past, and we do not expect it do so in the future.
Synnex Technology International is a publicly-traded corporation in Taiwan that currently provides distribution and fulfillment services to various markets in Asia and Australia, and is also our potential competitor. Neither MiTAC International nor Synnex Technology International is restricted from competing with us.
Agreements with MiTAC International
We have entered into several agreements with MiTAC International. These agreements do not constitute contracts or obligations by any party to purchase products or services from the other parties, nor do they restrict our ability to conduct our business, except where so noted below. Accordingly, we do not believe that the termination of any of these agreements would have a material adverse effect on our business. Pursuant to these agreements, the terms for contracted services or purchased products are individually negotiated and, if agreed upon by the parties, such terms are included in a purchase order. We believe that the terms of each of these agreements are materially no less favorable to us than the terms we could have negotiated with unaffiliated third parties. In the fiscal year ended November 30, 2012 we paid an aggregate of approximately $3.2 million to MiTAC International, most of which was paid pursuant to the agreements described below.
Logistics Services Agreements with MiTAC Digital Corp. In March 2010, we entered into a logistical services agreement with MiTAC Digital Corp. Pursuant to the agreement, we provide certain reverse logistics services related to products returned by MiTAC Digital's customers in Canada. The agreement has an initial term of two years and automatically renews for subsequent one year terms. The agreement may be terminated without cause either by the mutual written agreement of the parties or, following the initial two year term, by either party without cause upon 90 days prior written notice of termination to the other party.
Distribution Agreement. In April 2009, we entered into a distribution agreement with MiTAC Digital Corp. Pursuant to the agreement, we may purchase certain MiTAC Digital products for distribution in the United States. The agreement has an initial term of one year and automatically renews for subsequent one year terms. The agreement may be terminated without cause by either party upon 90 days prior written notice of termination to the other party.
Services Agreement with MiTAC International and Hitachi, Ltd. This agreement, dated July 2007, governs contracted configuration-to-order services, warranty services and systems services provided by MiTAC International and us to Hitachi, Ltd. and its affiliates. The agreement has an initial term of three years and will automatically renew for subsequent one year terms. Any party may terminate the agreement upon written notice provided at least 180 days prior to expiration of the then current term.

Services Agreement with MiTAC International. In June 2007, we entered into this services agreement by which we agreed to provide customer service and product support services to MiTAC International end users. The agreement has an initial term of one year and automatically renews for subsequent one year terms. The agreement may be terminated with or without cause by either party upon 30 days prior written notice of termination to the other party.
Manufacturing Agreement with MiTAC International and Dot Hill Systems Corporation. In January 2007, we entered into this agreement by which MiTAC International and we agreed to manufacture product for Dot Hills Systems. The agreement has an initial term of two years and automatically renews for subsequent one year terms.
Distribution Agreement-Stocking. In October 2006, we entered into a distribution and stocking agreement with MiTAC International. Pursuant to the agreement, we may purchase certain MiTAC International products for distribution in the United States. The agreement had an initial term of one year and automatically renews for subsequent one year terms. The agreement may be terminated without cause either by the mutual written agreement of both parties or by either party without cause upon 30 days prior written notice of termination to the other party.
Logistical Distribution Agreement. In July 2004, we entered into a logistical distribution agreement with MiTAC International. Pursuant to the agreement, we may purchase certain MiTAC International products for distribution in Canada. The agreement had an initial term of one year and automatically renews for subsequent one year terms. The agreement may be terminated without cause either by the mutual written agreement of both parties or by either party without cause upon 90 days prior written notice of termination to the other party.
Joint Sales and Marketing Agreement with MiTAC International. In May 2002, we entered into a joint sales and marketing agreement with MiTAC International. Pursuant to the agreement, both parties agree to use their commercially reasonable efforts to promote the other party's capabilities to their respective customers who are interested in such product offerings. The agreement had an initial term of one year and automatically renews for subsequent one year terms unless either party provides written notice of non-renewal within 90 days of the end of any renewal term. The agreement may also be terminated without cause either by the mutual written agreement of both parties or by either party without cause upon 90 days prior written notice of termination to the other party.
Others
On August 31, 2010, we acquired a 33.3% noncontrolling interest in SB Pacific. We were not the primary beneficiary in SB Pacific. The controlling shareholder of SB Pacific is Robert Huang, who is our founder and former Chairman. In fiscal year 2012 we sold our ownership interest in SB Pacific back to SB Pacific. A gain of $1.3 million was recognized on the transaction representing the difference between the sale proceeds and the carrying value of the investment. In fiscal year 2012, we purchased the shares of SYNNEX Infotec Japan held by SB Pacific for $17.5 million, increasing our ownership interest in SYNNEX Infotec Japan to 99.8%.
Policies and Procedures for Approving Related Party Transactions
We have adopted a policy requiring material transactions relating to related party transactions to be approved by our Audit Committee, which is composed of disinterested members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of February 7, 2013, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the 2012 Summary Compensation Table on page 28, (iii) each of our directors and (iv) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o SYNNEX Corporation, 44201 Nobel Drive, Fremont, California 94538. The percentage of common stock beneficially owned is based on 37,318,131 shares outstanding as of February 7, 2013.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Right To Acquire Beneficial Ownership within 60 days of February 7, 2013	Total	Percentage Beneficially Owned(1)(2)
5% Stockholders:
MiTAC International Corporation and related parties(3)	10,190,691		10,190,691	27.3%
FMR LLC(4) 82 Devonshire Street Boston, MA 02109	5,651,845		5,651,845	15.1%
Dimensional Fund Advisors LP(5) 1299 Ocean Ave Santa Monica, CA 90401	2,775,969		2,775,969	7.4%
Blackrock, Inc.(6) 40 East 52nd Street New York, NY 10022	2,005,651		2,005,651	5.4%

Directors and Named Executive Officers:
Kevin Murai	105,168	281,805	386,973	1.0%
Dennis Polk	46,237	77,326	123,563	*
Thomas Alsborg	25,659	86,758	112,417	*
Peter Larocque	45,363	59,110	104,473	*
Simon Y. Leung	24,527	17,875	42,402	*
Fred Breidenbach	36,478	—	36,478	*
Hau Lee	2,362	—	2,362	*
Matthew Miau(3)	381,418	210,000	591,418	1.6%
Gregory Quesnel	14,144	25,000	39,144	*
Dwight Steffensen	3,144	15,000	18,144	*
James Van Horne	14,977	6,000	20,977	*
Thomas Wurster	2,362	—	2,362	*
Duane Zitzner	13,144	10,000	23,144	*
Andrea Zulberti	7,144	8,350	15,494	*
All current directors and executive officers as a group (14 persons)	722,127	797,224	1,519,351	4.1%
__________
*    Amount represents less than 1% of our common stock.

(1)
We have determined beneficial ownership in accordance with the SEC rules. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of February 7, 2013 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)
Based on information reported on a Schedule 13G/A filed with the SEC on February 11, 2013, this amount represents 5,907,796 shares held by Silver Star Developments Ltd. and 4,282,895 shares held by Peer Developments Ltd. Silver Star Developments Ltd. is a wholly-owned subsidiary of MiTAC International Corporation. The principal business office for MiTAC International Corporation and Silver Star Developments Ltd. is No. 200 Wen Hua 2nd Road, Kuei Shan Hsiang, Taoyuan, Taiwan. Jhi-Wu Ho, Chi-Ying Yuan and Hsiang-Yung Yang, the directors of Silver Star Developments Ltd., hold shared voting and dispositive power over the shares held by Silver Star Developments Ltd. Peer Developments Ltd. is a wholly-owned subsidiary of Synnex Technology International Corp. The principal business office for Synnex Technology International Corp. and Peer Developments Ltd. is 4th Floor, No. 75 Sec. 3 Mingsheng East Road, Taipei, Taiwan. Matthew Miau and Shu-Wu Tu, the directors of Peer Developments Ltd., hold shared voting and dispositive power over the shares held by of Peer Developments Ltd. Matthew Miau is the Chairman of the Board of Directors of MiTAC International Corporation and Synnex Technology International Corp. and a director of SYNNEX. Mr. Miau disclaims beneficial ownership of the shares held by the above-listed entities, except to the extent of his pecuniary interest therein.

(4)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC, this amount consists of 5,651,845 shares beneficially held by Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC and an investment advisor to various investment companies. The number of shares beneficially owned by Fidelity includes 339,945 shares resulting from the assumed conversion of $10,000,000 principal amount of 4.0% Convertible Senior Notes due 2018. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 3,505,000 shares. Edward C. Johnson 3d, as Chairman of FMR LLC, and FMR LLC each have sole dispositive power over 5,651,845 shares. The Boards of Trustees of Fidelity have sole voting power over the 5,651,845 shares. Members of the family of Edward C. Johnson 3d, as the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC through their ownership of voting common shares and the execution of a shareholders' voting agreement. The principal address for Fidelity is 82 Devonshire Street, Boston, Massachusetts, 02109.

(5)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 11, 2013, Dimensional Fund Advisors LP (Dimensional) an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional does not possess investment and/or voting power over the shares and may be deemed to be the beneficial owner of the shares. However, all the shares are owned by the Funds. Dimensional disclaims beneficial ownership of the shares.

(6)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 11, 2013 by Blackrock, Inc., this amounts consists of 2,005,651 shares beneficially owned by Blackrock, Inc. by virtue of holdings by the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Limited. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares. No one person's interest in the shares is more than five percent of the total outstanding common shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee has overall responsibility for SYNNEX' executive compensation policies as provided in a written charter adopted by the Board of Directors. The Compensation Committee is empowered to review and approve the compensation and compensation procedures for the executive officers. In addition, in June 2011, the Board determined that, consistent with the stockholders' advisory vote in March 2011, it will include in our proxy materials a stockholder vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes concerning executive compensation. This “say on pay” proposal is provided in Proposal 2.
At last year's Annual Meeting of Stockholders, our stockholders approved our executive compensation programs, as disclosed in last year's proxy statement, in an advisory “say-on-pay” vote, with approximately 33,405,155 votes cast in favor of approval and only approximately 102,318 votes cast against. As the Compensation Committee evaluated the Company's compensation principles and policies during fiscal 2012, it was mindful of this favorable outcome and the stockholders' strong support of the Company's compensation objectives and compensation programs. The Compensation Committee has maintained its general approach to executive compensation. However, in fiscal 2012 we further strengthened our compensation policies to include performance-based, long-term incentives which are described on page 23.
Objectives and Philosophy of Our Compensation Program
Our compensation philosophy is to pay for performance as well as to offer competitive compensation in order to attract and retain talented executive officers. With respect to “pay for performance,” our program is designed to align the interests of our executive officers with those of our stockholders, for whom they work. A significant portion of an executive officer's total compensation depends on his performance relative to operational and financial objectives. In particular, in determining total compensation, we stress a compensation philosophy that is performance-driven with relatively moderate base salaries, but high variability through our Profit Sharing Plan and equity compensation. We believe that total compensation should reflect at some level risks associated with the performance of the business. As a result, a substantial portion of an executive officer's total compensation is in the form of profit sharing and annual equity grants.
We believe that the compensation of our executive officers should reflect their success as a management team, as well as individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share, growth or maintenance of market share, long-term competitive advantage, and ultimately, in attaining an increased market price for our common stock. We believe that the performance of our executive officers in managing SYNNEX, considered in light of general economic conditions, our company and industry, and competitive conditions, should be the basis for determining their overall compensation.
We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we expect the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of SYNNEX by our executive officers. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option, restricted stock and other equity incentive programs.
Competitive compensation is important if we are to attract and retain the talent necessary to lead SYNNEX in the competitive and changing business environment in which we operate. In this regard, we are mindful of the median level of compensation of our competitors as well as of the median level of compensation in the local area in which the executive is located. We strive for internal equity among employees according to job responsibilities, experience, capability, and individual performance. Our executive compensation program impacts all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. As we believe the performance of every employee is important to our success, we are mindful of the effect that our executive compensation and incentive program has on all of our employees.
The differences in compensation between the various executive officers are based primarily upon individual differences in job responsibility, contribution, performance and increase in the global scope of the business and complexity and demands of understanding, managing and influencing global operations and integrated success. An executive with responsibility over a broader, more difficult or more profitable business unit or corporate division will have potential for greater compensation than an executive with responsibility over a narrower, less complex or less profitable business unit or corporate division.

Our compensation philosophy emphasizing performance permeates total compensation for both executive officers and non-executive employees. While we do not have an exact formula for allocating between cash and non-cash compensation, we try to balance long-term equity versus short-term cash compensation and variable compensation versus fixed compensation. As noted above, executive officers who have greater ability to influence the performance of SYNNEX receive more long-term equity as a percentage of total compensation than non-executive employees who have less ability to influence the performance of SYNNEX. Similarly, performance-related cash compensation for such executive officers as a percentage of total compensation is greater than performance-related cash compensation of non-executive employees. The goal is to create a balanced culture of high performance without undue risk assumption.
Risk Assessment of Our Compensation Program
Consistent with SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. The risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the program and their risks to our company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of an executive officer to directly affect payout and the controls on executive officer action and payout. By way of examples, we reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking, including:
• too much focus on equity;
• compensation mix overly weighted toward annual incentives;
• highly leveraged payout curve and uncapped payouts;
• unreasonable goals or thresholds; and
• steep payout cliffs at certain performance level that may encourage short-term business decisions to meet payout thresholds.
We are satisfied that these potential pitfalls have been mitigated.
In addition, we have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our executive officers. Other risk-mitigating factors considered by the Compensation Committee include the following:
• the use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;
• our minimum equity holding guidelines;
• our clawback policy which, in the event of a restatement of our financial results allows the Compensation Committee to seek to recover or cancel Profit Sharing Plan bonuses;
• caps on performance-based awards to limit windfalls;
• every executive officer must obtain permission from our Legal Department before the sale of any shares of our common stock, even during an open trading window;
• our policy to limit Company involvement in cashless stock option exercises by directors and officers of the Company;
• our prohibition of trading in Company securities on a short-term basis, on margin, or in a short sale transaction;
• our policy against buying or selling puts or calls on Company stock;

• our Code of Ethics and Business Conduct for Employees, Officers and Directors; and
• the Compensation Committee's consideration of ethical behavior as integral in assessing the performance of all executive officers.
Ultimately, our incentive compensation is designed to reward executive officers for committing to and delivering goals that are intended to be challenging yet provide them a reasonable opportunity to reach the threshold amount, while requiring meaningful growth to reach the target level and substantial growth to reach the maximum level. The amount of growth required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce our executive officers to take inappropriate risks that could threaten our financial and operating stability.
Elements of Our Compensation Program
As a result of the above assessment process, on December 1, 2011 we implemented a modified compensation program for our executive officers. The new program consists of five compensation components:
(1) base salary;
(2) Profit Sharing Plan bonus;
(3) annual equity grants;
(4) performance-based, long-term incentives (LTI); and
(5) LTI program transitional bonuses.
The compensation elements are usually administered in three cycles. Merit raises for base salaries are generally performed in the April-May period. Annual equity grants in the form of stock options or restricted stock are generally awarded in the September-October period. Profit Sharing Plan bonuses and LTI program transitional bonuses are generally paid in the December-January period. LTI awards in the form of restricted stock units are generally granted effective December 1 with a vesting date three years later. However, all of the above elements are reviewed and determined on at least an annual basis by our Compensation Committee.
The components of our compensation program are described as follows:
Base Salary. Base salaries are designed to provide a consistent cash flow throughout the year as compensation for day-to-day responsibilities. In prior years, we maintained relatively low base salaries to incent executive officers to achieve the Profit Sharing Plan targets and thus create a performance-driven environment. Our Compensation Committee increased base salaries and decreased Profit Sharing Plan bonuses to reduce the variability of the cash compensation component and to discourage excessive risk-taking and short-term business decisions to meet payout thresholds; however, base salaries generally remain near the 25th percentile for comparable positions in our peer group and are now considered relatively moderate.

In determining our peer group, we considered the following peer companies:

Electronics Distribution Peers
Anixter International, Inc.
Arrow Electronics, Inc.
Avnet, Inc.
Brightpoint (acquired in
2012 by Ingram Micro)
Computer Sciences
Flextronics
Ingram Micro, Inc.
Insight Enterprises
Jabil Circuit
NCR Corporation
SAIC
Sanmina-SCI
ScanSource, Inc.
Tech Data Corporation
Base salaries for our executive officers are reviewed and, if deemed appropriate, adjusted on an annual basis. Merit increases are based on, among other things, individual performance, any new responsibilities assumed and the magnitude of our merit increase budget for the year. With respect to each executive's individual performance, we assess the breadth and complexity of his area of responsibility and his individual contributions and seek to quantify the same. Determination of base salary is not made in accordance with a strict formula that measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges and to internal policies and practices.
Profit Sharing Plan. Profit Sharing Plan bonuses reward individuals for achieving operating and financial goals, in keeping with a performance-driven environment conducive to increasing stockholder value. Under our Profit Sharing Plan, we accrued a certain percentage of our pre-tax, before profit sharing accrual, profits for possible bonuses. Bonuses granted to executive officers under our Profit Sharing Plan are determined by our Compensation Committee based upon both qualitative and quantitative considerations. As in prior years, our Compensation Committee set reasonably difficult minimum Profit Sharing Plan hurdles and performance metrics. In addition, we amended the Profit Sharing Plan to include a compensation recoupment provision to mitigate the potential for undue risk assumption.
For fiscal years ending November 30, 2012 and November 30, 2013, bonuses to executive officers are based upon (1) the achievement of certain threshold net income targets, (2) the achievement of certain return on invested capital (ROIC) performance percentages, and (3) assessments of individual performance. In determining the net income target performance metrics, we focused upon our growth, return on equity, ROIC, and earnings per share (EPS). The minimum threshold target performance percentage is 75% and the maximum target performance percentage is 133.3% for all executive officers. If the minimum threshold target performance percentage of the internally established net income goal is not achieved, no bonuses will be paid to the executive officers, regardless of the achievement of the ROIC performance metrics. The minimum threshold target performance percentage is based on the previous year's internally established net income per share goal plus a reasonable “stretch” goal taking into account the then economic environment. Alternatively, if the maximum target performance percentage of the internally established net income per share goal is exceeded, no incremental bonuses beyond the maximum award will be paid to the executive officers.
The actual bonus payable, if the applicable minimum threshold percentage is met, is paid upon a sliding scale of the target net income performance percentage actually achieved and dollar limits pre-established by our Compensation Committee for each individual executive officer. This amount is then adjusted by the percentage increase or decrease corresponding with our performance as measured by the ROIC performance metric. The Profit Sharing Plan bonuses of our executive officers are based upon a certain percentage of his annual base salary for the applicable fiscal year.

In the event that the minimum threshold performance target is met, then our executive officers will receive a bonus based on the following percentage of his fiscal year base salary for fiscal 2012 and fiscal 2013:

Name	Minimum Payment (if Threshold is Met) as Percentage of Base Salary(1)	Target Payment as Percentage of Base Salary(1)	Maximum Payment as Percentage of Base Salary(1)
Kevin Murai	125	250	375
Peter Larocque	100	200	300
Dennis Polk	100	200	300
Thomas Alsborg (2)	50	100	150
Simon Leung	50	100	150
__________

(1)	The applicable base salary is each officer's then-current base salary at the end of the fiscal year.

(2)	Eligible for fiscal 2012 only.
There is potential for actual awards under the Profit Sharing Plan to be less than such minimum target depending upon corporate performance, as well as the executive officer's performance of certain individual goals that were predetermined by our President and Chief Executive Officer. In addition, our Compensation Committee has discretion to decrease the bonus for all executive officers. Our Compensation Committee's discretion is exercised based upon discussions with Mr. Murai, taking into account his ability to manage and monitor the performance of the other named executive officers.
For fiscal year ended November 30, 2012, we achieved a net income per share of $3.99 per diluted share, which exceeded the minimum threshold and as a result our executive officers received the following bonuses:

Name	Profit Sharing Plan Bonuses
Kevin Murai	$1,338,300
Peter Larocque	$776,214
Dennis Polk	$776,214
Thomas Alsborg	$334,755
Simon Leung	$218,614
Based on comparable peer companies, the total cash compensation targets, including both base salary and Profit Sharing Plan bonus, excluding any recommended adjustments by our Compensation Committee, for our executive officers for comparable positions in our peer group for fiscal year 2012 were as follows:

Name	Total Cash Compensation Target Percentile
Kevin Murai	Below 50th Percentile
Peter Larocque	Below 75th Percentile
Dennis Polk	Below 75th Percentile
Thomas Alsborg	Below 50th Percentile
Simon Leung	Below 25th Percentile
Annual Equity Grants. Long-term incentives involve annual equity grants, including restricted stock awards, restricted stock unit (RSU) grants and stock option grants. Restricted stock and RSUs help us to retain key personnel, whereas stock options provide incentive for creating incremental stockholder value. The value of annual equity grants derives from stock price, which aligns executive compensation with stockholder value.
Annual equity grants are based on a number of considerations. The Compensation Committee's determination with respect to stock option grants, restricted stock awards and RSUs grants to executive officers for fiscal year ended November 30,

2012 can be viewed from two perspectives: our company and our executive officer. From our company's perspective, our Compensation Committee considered the following principal elements:
• corporate performance;
• dilution to stockholders; and
• related expense to our company.
From our executive officers' perspective, our Compensation Committee considered the following principal elements:
• job responsibilities and past performance;
• likely future contributions;
• potential reward to the executive officer if the stock price appreciates in the public market;
• management tier classification;
• equity grants made by competitors; and
• existing vested and unvested equity holdings.
Determination of annual equity grant amounts is not made in accordance with a strict formula that measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges and to internal policies and practices, including an overall review of both employee and corporate performance and the value of annual equity grants of comparable officers at comparable companies. We evaluate our corporate performance objective primarily by our financial performance, including growth, return on equity, ROIC, and EPS. Annual equity grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. We also distinguish between equity grants of stock options, restricted stock or RSUs based upon the officer's position. We believe that stock options carry more risk than restricted stock. As such, we expect certain officers with the most direct impact on our overall performance to accept more equity risk and their grants are more heavily weighted towards stock options rather than restricted stock awards or RSUs.
To further ensure that the long-term interests of executive officers are closely aligned with those of stockholders, we request that they, except Mr. Murai, hold an equity position in SYNNEX of the lesser of the following: (1) at least one times his annual total cash compensation or (2) $1,000,000. This equity position can be satisfied by holding shares of common stock, whether vested or unvested, or vested in-the-money stock options. With respect to Mr. Murai, he is expected not to sell vested equity compensation (with the exception of shares sold or withheld by us to cover any exercise price or taxes on such compensation) until he achieves ownership of an amount of our common stock having a fair market value of at least two times the sum of his annual base salary plus target bonus as in effect from time to time or $2,000,000, whichever is less. Mr. Murai is expected to maintain this minimum level of ownership thereafter. Stock ownership for Mr. Murai's purpose includes common stock owned personally or in trust for his benefit, but does not include unvested restricted stock or stock units, or unexercised stock options.
In addition, to avoid any impropriety or even the appearance of such, the Compensation Committee makes equity grants only during open trading windows. If the date of an equity grant falls within a trading black-out period, then the effective grant date is upon the expiration of the third trading day after the trading black-out period ends. The exercise price is the market closing price of our common stock on the effective grant date. In addition, annual equity grants to executive officers are generally awarded each year in the September-October period. We believe that the automatic and consistent nature of our annual equity grant process avoids the possibility of timing deviations.
Performance Based, Long-Term Equity Incentives. Our LTI program, currently implemented through our 2003 Stock Incentive Plan, is designed to provide long-term retention incentives for our executive officers, and also to create an alignment between the interests of our executive officers and those of our stockholders because appreciation in the stock price of our shares will benefit both our executive officers and our stockholders. Under the 2003 Stock Incentive Plan, the Compensation Committee may grant LTI awards that require, as a condition to vesting, the attainment of one or more performance targets specified by our Compensation Committee from the list of possible financial and operational performance metrics specified in the 2003 Stock Incentive Plan.
We and our Compensation Committee believe that the LTI program ties executive deferred compensation to business performance and also aligns total compensation closer to the market comparatives in value and in form.
The LTI program is comprised of performance-based RSU grants. For performance-based RSU grants awarded during fiscal years ending November 30, 2012 and November 30, 2013, the LTI awards to executive officers will cliff vest based upon (1) the achievement of certain threshold EPS target performance percentages and (2) the achievement of certain ROIC performance percentages with both performance metrics measured over a 3-year period. In determining the EPS target performance metrics, we focused upon our growth, return on equity, ROIC, and EPS. The minimum threshold EPS target performance percentage is 75% and the maximum target performance percentage is 166.7% for all executive officers. If the minimum threshold target performance percentage of the internally established EPS goal is not achieved, no RSUs will vest for the executive officers, regardless of the achievement of the ROIC performance metrics. The minimum threshold target performance percentage is based on the previous year's EPS plus a reasonable, 3-year “stretch” goal taking into account the then economic environment. Alternatively, if the maximum target performance percentage of the internally established EPS goal is exceeded, no incremental RSU vesting beyond the maximum award will benefit the executive officers.
The actual number of RSUs, if the applicable minimum threshold percentage is met, will vest on a sliding scale of the target EPS performance percentage actually achieved and the dollar limits pre-established by our Compensation Committee for each individual executive officer. This amount is then adjusted by the percentage increase or decrease corresponding with our performance as measured by the ROIC performance metric. The dollar value of the LTI awards is based upon one-third of each executive officer's 100% target Profit Sharing Plan award for the 2012 or 2013 fiscal year, as applicable, because the LTI awards are compensating the executive officers for amounts that were historically funded from the Profit Sharing Plan. This rebalancing of annual, variable compensation to 3-year, variable compensation further mitigates the potential for undue risk assumption. Any unvested shares underlying the RSUs will not vest and will be canceled.
In order to allow for vesting of 200% of the target LTI grants (pursuant to the vesting criteria discussed above), each executive officer is granted a number of RSUs equal to two times the target grant. For fiscal year 2013, based upon the per share price on the first business day of fiscal 2013, December 3, 2012, of $32.75, the executive officers were granted RSUs as follows:

	Number of LTIs granted (represents maximum award of 200% of target award)	Value of LTIs at maximum award of 200% of target award	Number of LTIs vesting at 100% target performance	Value of LTIs at 100% target performance (represents 100% of target award)	Number of LTIs vesting at 75% of target performance	Value of LTIs at 75% target performance (represents 50% of target award)
Kevin Murai	31,450	$1,030,000	15,725	$515,000	7,862	$257,500
Peter Larocque	18,241	$597,400	9,120	$298,700	4,560	$149,350
Dennis Polk	18,241	$597,400	9,120	$298,700	4,560	$149,350
Simon Leung	4,927	$161,366	2,463	$80,683	1,231	$40,342
In addition, the vesting of the LTI awards is contingent upon the executive officer still being employed by us on the date of vesting. Accordingly, to the extent that we fail to meet our performance targets for the applicable 3-year period, then that portion of the shares underlying the LTI awards will be canceled and will not vest.
In considering the appropriate performance metric for the LTI awards for fiscal year 2012, our Compensation Committee, with the assistance of senior management, concluded that applicable EPS and ROIC performance metrics be the same for all executive officers. Our Compensation Committee also considered the aggregate projected cost of the equity grants to the executive officers under Financial Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (FASB ASC Topic 718).
With respect to both our annual equity grants and the LTI program, our Compensation Committee considers at least annually whether to approve specific long-term equity awards based on the recommendations of our President and Chief Executive Officer (except with respect to his own awards). When determining awards, our Compensation Committee considers factors such as the individual's position with us, his prior and expected future performance and responsibilities, our retention and succession needs, and the long-term incentive award levels for comparable executives and key employees at companies that compete with us for executive and managerial talent. Our Compensation Committee also considers the total value of equity awards previously granted and the existing equity ownership of each executive officer when determining restricted stock award levels, with particular attention paid to the value of unvested awards. In addition, our Compensation Committee considers the potential dilution and accounting costs of long-term equity awards as compared to those granted at other publicly traded companies that compete with us for business and executive talent. The 2003 Stock Incentive Plan does not state a formulaic method for weighing these factors, nor does the Compensation Committee employ one.
In general, we believe that the modified compensation program for our executive officers meets the objectives of rewarding executive officers for measurable results in meeting and exceeding goals and mitigates the potential for undue risk assumption.

LTI Program Transitional Bonuses. As noted above, the dollar value of the LTI awards is based upon one-third of each executive officer's 100% target Profit Sharing Plan award for the fiscal year because the LTI awards will be funded from the historical Profit Sharing Plan. As a result of the 3-year vesting period of the LTI awards, the cash compensation due to the executive officers during this transition period is reduced by 25% of the executive officer's applicable Profit Sharing Plan bonus. In order to bridge the initial implementation of the LTI program, we will also provide a transitional bonus to each of our executive officers equal to the amount of the cash compensation decrease resulting from the implementation of the LTI program in order to make up for this shortfall. This transitional bonus will be earned based on achievement of the same metrics as the Profit Sharing Plan for the given year. In this way, the overall cash-flow effect to our executive officers and to the company will be largely the same with the new LTI program as compared to what would occur under the previous compensation program. This transitional bonus is applicable for fiscal years 2012 and 2013 only. At the expiration of such time period in fiscal year 2014, the LTI awards are expected to vest, assuming that the applicable performance targets are achieved.
Deferred Compensation Plan. Our deferred compensation plan permits designated employees to accumulate income for retirement and other personal financial goals by deferring present income through a nonqualified plan. Our deferred compensation plan became effective on January 1, 1994 and was amended on January 7, 2008 to conform with changes required by Section 409A of the Internal Revenue Code of 1986, as amended (Code). Currently, none of our executive officers participate in this plan.
Benefits, Perquisites and Other. Other benefits to our executive officers include medical, dental and life insurance, as well as 401(k) plan participation. These benefits are generally available to all our employees.
Executive Compensation Discussion for the Named Executive Officers
President and Chief Executive Officer. Kevin Murai, our President and Chief Executive Officer and a Director, joined us in March 2008. Mr. Murai's annual base salary was $600,000 in fiscal year 2012. Mr. Murai also received a bonus of $1,338,300 under our Profit Sharing Plan, a stock option grant of 61,674 shares, a restricted stock award of 11,728 shares, a grant of 34,128 RSUs and an LTI transition bonus of $446,100. Some of the primary factors affecting Mr. Murai's compensation include, among other things, our performance toward our pre-established financial goals, comparative compensation of competitor companies and his overall leadership of our Company. In addition, Mr. Murai was responsible for the strategy of our Company resulting in strong operational execution within the core distribution segment; continued expansion into adjacent, higher margin service and solution businesses; and continued organic revenue growth within the Concentrix global business services segment; and our overall performance, including 102 consecutive quarters of profitability and year over year increases in net income from continuing operations and operating margin. All of the foregoing was achieved despite national and global economic and financial weakness. Mr. Murai was named one of 2012's top 100 channel executives by UBM Channel's CRN and while under Mr. Murai's leadership in fiscal year 2012, we earned notable recognition, including being ranked No. 253 on the Fortune 500 list, jumping up 28 spots from the 2011 ranking; being ranked No. 58 on the 2012 Global Outsourcing 100 list by the International Association of Outsourcing Professionals; Concentrix and Cisco being awarded “Best Outsourcing Partnership” at ICMI's European Call Centre and Customer Service Awards; listing as one of the “Best Places to Work in South Carolina;” and other customer and vendor awards. Also, Mr. Murai is instrumental in the development of other executives and instills his vision of the Company across the spectrum of all employees.
President, US Distribution. Peter Larocque has served as our President, U.S. Distribution since July 2006 and previously served as Executive Vice President of Distribution from June 2001 to July 2006, and Senior Vice President of Sales and Marketing from September 1997 until June 2001. Mr. Larocque is responsible for our U.S. distribution business. Mr. Larocque's annual base salary was increased from $422,000 to $435,000 in April 2012. This compensation change was a result of our efforts to rebalance fixed and variable compensation for our executive officers. Mr. Larocque also received a bonus of $776,214 under our Profit Sharing Plan, a stock option grant of 19,273 shares and a special stock option retention grant of 8,115 shares, a restricted stock award of 5,864 shares, a grant of 19,794 RSUs and an LTI transition bonus of $258,738. Some of the primary factors affecting Mr. Larocque's compensation include, among other things, our performance toward our pre-established financial goals, the strong performance of his division within our Company, his contribution to the overall leadership of our Company and his leadership of the sales and marketing function of our Company in the United States. In addition, Mr. Larocque contributed substantially to the continued development of our service offerings; expansion of our product line card, especially in the communications, consumer, and networking markets; leadership of several significant sales divisions, including audio-visual, consumer electronics, enterprise, integrated communications, and technology solutions; organic growth of the U.S. distribution business, including Enterprise Solutions, Healthcare Solutions, Hyve Solutions, Networking Solutions, Reseller Marketing Solutions, Technology Solutions, and Wide Format Solutions; key customer initiatives, such as collocation and design programs; expansion of the VARnex reseller community; and establishment and leadership of Share the Magic, our charitable fundraising efforts.

Chief Operating Officer. Dennis Polk is our Chief Operating Officer and has served in this capacity since July 2006. Mr. Polk is also a Director and has served in this capacity since February 2012. Mr. Polk previously served as Chief Financial Officer and Senior Vice President of Corporate Finance since joining us in February 2002. Mr. Polk's annual base salary was increased from $422,000 to $435,000 in April 2012. This compensation change was a result of our efforts to rebalance fixed and variable compensation for our executive officers. Mr. Polk also received a bonus of $776,214 under our Profit Sharing Plan, a stock option grant of 19,273 shares, a restricted stock award of 5,864 shares, a grant of 19,794 RSUs and an LTI transition bonus of $258,738. Some of the primary factors affecting Mr. Polk's compensation include, among other things, our performance toward our pre-established financial goals, his contribution to the overall leadership of our Company, inclusive of our profitability growth in fiscal year 2012; his leadership of the operations function of our Company; his responsibility for our distribution operations; his responsibility for our support departments, including Information Technology, financial operations, legal, and mergers and acquisitions; and his responsibility for our China and Mexico and reverse logistics operations.
Chief Financial Officer. Thomas Alsborg is our Executive Vice President and Chief Financial Officer. He joined us in March 2007, Mr. Alsborg's annual base salary was increased from $288,000 to $375,810 in April 2012. This compensation change was a result of our efforts to rebalance fixed and variable compensation for our executive officers. Mr. Alsborg also received a bonus of $334,755 under our Profit Sharing Plan, a grant of 8,532 RSUs and an LTI transition bonus of $111,345. Some of the primary factors affecting Mr. Alsborg's compensation include, among other things, our performance toward our pre-established financial goals, his contribution to the overall leadership of our company, his leadership of the financial function of our company, his involvement in numerous analytical studies of various aspects of our business, and his active involvement in, and oversight of, investor relations. In addition, Mr. Alsborg also contributed significantly to the stock repurchase program, renewal of the credit and securitization facilities in the U.S., and renewal of the credit facility in Japan. On June 7, 2012, we disclosed that Mr. Alsborg announced his intent to resign from his position as Executive Vice President and Chief Financial Officer and retire from our Company on or about November 30, 2012. On November 12, 2012, we announced that Mr. Alsborg and our Company entered into an employment contract according to which Mr. Alsborg would continue to serve as our Executive Vice President and Chief Financial Officer from December 1, 2012 until the earlier of May 31, 2013 or the appointment of a new Chief Financial Officer. Upon appointment of a new Chief Financial Officer, Mr. Alsborg will transition to a consulting role through May 31, 2013 with continued employment status including ongoing employee benefits.
Senior Vice President, General Counsel and Corporate Secretary. Simon Leung is our Senior Vice President, General Counsel and Corporate Secretary and has served in this capacity since May 2001. Mr. Leung joined us in November 2000 as Corporate Counsel. Mr. Leung's annual base salary was increased from $233,000 to $245,023 in April 2012. This compensation change was a result of our efforts to rebalance fixed and variable compensation for our executive officers. Mr. Leung also received a bonus of $218,614 under our Profit Sharing Plan, a restricted stock award of 6,172 shares, a grant of 5,574 RSUs and an LTI transition bonus of $72,865. Some of the primary factors affecting Mr. Leung's compensation include, among other things, our performance toward our pre-established financial goals, his contribution to the overall leadership of our company, his leadership of the legal, compliance and corporate development functions of our company, his leadership in company-wide education of best practices and ethical standards, and his efficient discharge of corporate governance responsibilities. In addition, Mr. Leung contributed substantially to the renewal of the credit and securitization facilities in the U.S.; renewal of the credit facility in Japan; management of litigation within our expectations; global treasury functions; and global compliance initiatives.
Tax Deductibility Considerations
Section 162(m) of the Code generally prohibits us from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is contingent on the satisfaction of objective performance goals approved by our stockholders. Our Profit Sharing Plan, which was approved by our stockholders, is structured to permit bonus awards under that plan that are intended to qualify as performance-based compensation and maximize the tax deductibility of such awards. However, we reserve the discretion to pay compensation to our executive officers that may not be deductible.
Compensation Committee
The Compensation Committee has overall responsibility for our executive compensation policies as provided in a written charter adopted by your Board of Directors. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executive officers. The Compensation Committee does not delegate any of its functions to others in setting compensation.
Compensation Consultant and Peer Group Analysis. To assist in this process, our Compensation Committee retained the services of Compensia, Inc. as its compensation consultant for fiscal year 2012. Compensia reported directly to our Compensation Committee and our Compensation Committee directly approved the Compensia fees. Management had no role in the selection of the compensation consultant. Our Compensation Committee retained the services of Compensia to outline executive compensation trends and developments, review and analyze SYNNEX' executive compensation philosophy and programs, and provide summary of findings and considerations for use in fiscal years 2012 and 2013. Neither SYNNEX, nor our Compensation Committee engaged any compensation consultants during fiscal year 2012, whose fees exceeded $120,000. Our Compensation Committee believes that the Compensia advice was independent of management, and Compensia has certified the same in writing, and benefited our company and stockholders. In reaching this conclusion, our Compensation Committee considered all factors relevant to Compensia's independence from management, including factors suggested by the NYSE in new rules related to compensation advisor independence.
Compensia provided our Compensation Committee with a review of the overall compensation climate in the United States, best practices, and trends specific to our industry. Compensia provided analyses of base salaries, bonuses, long-term incentives and benefit practices of comparable peer companies. Compensia's work did not raise any conflict of interest.
The following comparable peer companies were used in our competitive benchmarking:

Electronics Distribution Peers
Anixter International, Inc.
Arrow Electronics, Inc.
Avnet, Inc.
Brightpoint (acquired in
2012 by Ingram Micro)
Computer Sciences
Flextronics
Ingram Micro, Inc.
Insight Enterprises
Jabil Circuit
NCR Corporation
SAIC
Sanmina-SCI
ScanSource, Inc.
Tech Data Corporation
In addition to talking to members of our Compensation Committee, Compensia also contacted certain of our executive officers and other employees in our human resources department to obtain historical data and insight into previous compensation practices. Our Compensation Committee took information provided by Compensia into consideration when setting executive compensation for fiscal years 2012 and 2013 and used them as a basis for making changes to executive compensation for fiscal years 2012 and 2013.
Tally Sheets and the Role of President and Chief Executive Officer. In fiscal year 2012, our Compensation Committee continued the practice of reviewing the total remuneration of the executive officers using summary tables, or tally sheets. These tally sheets allowed our Compensation Committee to undertake a comprehensive review across all forms of compensation, and to understand the effect that changing profit and stock price scenarios could have on such remuneration forms.
Mr. Murai also made recommendations to our Compensation Committee as to the compensation of the other named executive officers. Our Compensation Committee may accept or adjust such recommendations for these officers. However, in general, our Compensation Committee considered the recommendations of our President and Chief Executive Officer, the named executive officer's role, responsibilities and performance during the past year, and the amount of compensation paid to named executive officers in similar positions at comparable companies. These recommendations were considered in relation to annual performance reviews and played an important role in the compensation determinations by our Compensation Committee. For Mr. Murai, our Compensation Committee solely determines the compensation of the President and Chief Executive Officer based on a performance review and competitive benchmarking.
In general, we believe that the current executive compensation program meets the objectives of rewarding executive officers for measurable results in meeting and exceeding goals.

 Compensation Committee Report
The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by SYNNEX under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with SYNNEX' management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of SYNNEX that the Compensation Discussion and Analysis be included in SYNNEX' proxy statement on Schedule 14A and incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended November 30, 2012.
Respectfully submitted on February 9, 2013, by the members of the Compensation Committee of your Board of Directors:

Mr. Fred Breidenbach, Chairman
Mr. Thomas Wurster
Mr. Duane Zitzner
Ms. Andrea Zulberti

2012 Summary Compensation Table
The following tables set forth compensation for services rendered in all capacities to us for the three fiscal years ended November 30, 2010, 2011, and 2012 for our President and Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers as of November 30, 2012 whose total compensation for fiscal year ended November 30, 2012 exceeded $100,000, whom we refer to in this Proxy Statement as the named executive officers.

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Kevin Murai
President, Chief Executive Officer, and Director	2012	600,000	560,125	740,696	1,784,400	—	3,685,221
	2011	557,692	434,353	663,940	2,146,458	—	3,802,443
	2010	500,000	345,380	504,032	1,647,000	—	2,996,412
Peter Larocque
President, US Distribution	2012	429,500	561,210	229,743	1,034,952	3,475	2,258,880
	2011	384,346	508,191	227,745	1,471,464	850	2,592,596
	2010	328,743	361,938	210,396	1,168,000	850	2,069,927
Dennis Polk
Chief Operating Officer	2012	429,500	561,210	224,187	1,034,952	1,200	2,251,049
and Director	2011	380,115	508,192	227,745	1,226,220	850	2,343,122
	2010	316,468	361,938	210,396	940,000	850	1,829,652
Thomas Alsborg
Chief Financial Officer	2012	338,192	126,806	189,649	446,100	1,200	1,101,947
	2011	276,154	147,099	187,133	674,994	850	1,286,230
	2010	255,770	122,105	155,274	550,000	850	1,083,999
Simon Leung
Senior Vice President,	2012	239,936	116,152	—	291,479	1,200	648,767
General Counsel and	2011	228,769	83,906	—	318,588	850	632,113
Corporate Secretary	2010	219,615	69,344	5,827	215,000	850	510,636

__________

(1)
Amounts listed in these columns represent the grant date fair value of stock awards and option awards recognized by us under ASC 718, disregarding estimated forfeitures, for fiscal year ended November 30, 2012, rather than amounts realized by the named individuals. See Note 5 “Share-Based Compensation” for our valuation assumptions for this expense included in our Annual Report on Form 10-K for fiscal year ended November 30, 2012. RSUs provide an opportunity for employees to receive common stock if a performance measure is met for the three-year performance period. If the minimum performance measure is not met, no award is earned. If at least the minimum performance measure is attained, awards can range from 50% of the target number of shares to 200% of the target number of shares. The amounts in the table above reflect the value of the RSUs at the target (or 100%) level.

(2)
Represents performance bonus awards under the Profit Sharing Plan earned in fiscal 2012, but paid in fiscal 2013, and LTI program transitional bonuses as follows and calculated as described in the Compensation Discussion and Analysis beginning on page 25: (a) Mr. Murai $1,338,300 under our Profit Sharing Plan and an LTI transition bonus of $446,100; (b) Mr. Larocque $776,214 under our Profit Sharing Plan and an LTI transition bonus of $258,738; (c) Mr. Polk $776,214 under our Profit Sharing Plan and an LTI transition bonus of $258,738; (d) Mr. Alsborg $334,755 under our Profit Sharing Plan and an LTI transition bonus of $111,345 and Mr. Leung $218,614 under our Profit Sharing Plan and an LTI transition bonus of $72,865.

2012 Grants of Plan-Based Awards
The following table sets forth information on grants of plan-based awards in fiscal year ended November 30, 2012 to the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Murai	10/3/2012	—	—	—	—	—	—	—	61,674(5)	32.40	12.32
	3/19/2012	—	—	—	8,532	17,064	34,128	—	—	—	42.60
	10/3/2012	—	—	—	—	—	—	11,728	—	—	32.40
		750,000	1,500,000	2,250,000	—	—	—	—	—	—	—
		250,000	500,000	750,000	—	—	—	—	—	—	—
Thomas Alsborg	3/19/2012	—	—	—	2,133	4,266	8,532	—	—	—	42.60
		187,905	375,810	563,715	—	—	—	—	—	—	—
		62,500	125,000	187,500	—	—	—	—	—	—	—
Dennis Polk	10/3/2012	—	—	—	—	—	—	—	19,273(5)	32.40	12.32
	3/19/2012	—	—	—	4,949	9,897	19,794	—	—	—	42.60
	10/3/2012	—	—	—	—	—	—	5,864	—	—	32.40
		435,000	870,000	1,305,000	—	—	—	—	—	—	—
		145,000	290,000	435,000	—	—	—	—	—	—	—
Peter Larocque	10/3/2012	—	—	—	—	—	—	—	19,273(5)	32.40	12.32
	10/3/2012	—	—	—	—	—	—	—	8,115(6)	32.40	12.32
	3/19/2012	—	—	—	4,949	9,897	19,794	—	—	—	42.60
	10/3/2012	—	—	—	—	—	—	5,864	—	—	32.40
		435,000	870,000	1,305,000	—	—	—	—	—	—	—
		145,000	290,000	435,000	—	—	—	—	—	—	—
Simon Leung	3/19/2012	—	—	—	1,394	2,787	5,574	—	—	—	42.60
	10/3/2012	—	—	—	—	—	—	6,173	—	—	32.40
		122,512	245,023	367,535	—	—	—	—	—	—	—
		40,834	81,667	122,500	—	—	—	—	—	—	—
__________

(1)
The target incentive amounts shown in this column reflect our annual bonus awards originally provided under our Profit Sharing Plan and represents pre-established target awards as a percentage of base salary for fiscal year ended

November 30, 2012, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual's performance during the period. For additional information, please refer to the Compensation Discussion and Analysis section. Actual Profit Sharing Plan payouts, along with LTI program transitional bonuses, are reflected in the Non-Equity Incentive Plan Compensation column of the 2012 Summary Compensation Table.

(2)
The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. Actual awards may be more or less than these amounts and are at the discretion of the Compensation Committee. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels.

(3)
The RSU amounts represent the range of shares that may be released at the end of the performance period for the awards, December 1, 2011 to November 30, 2014. If the minimum threshold target performance percentage of the internally established EPS goal is not achieved, no RSUs will vest for the executive officers.

(4)	The restricted stock awards vest as to 20% of the shares on the first five anniversaries of the grant date.

(5)	The option awards vest and become exercisable as to 20% of the shares on the first anniversary of the grant date and the remaining vest monthly thereafter over the remaining four-year period.

(6)	The option award vests as to approximately 33% of the shares on the first anniversary date of the grant and vests as to 1/36th of the shares monthly thereafter.
Narrative to 2012 Summary Compensation Table and 2012 Grants of Plan-Based Awards Table
See Compensation Discussion and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under the 2012 Summary Compensation Table and 2012 Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options, restricted stock and RSU grants.
Except as otherwise noted, all stock awards and option awards vest over five years beginning on the grant date, with the first vesting occurring on the first anniversary of the grant date.
Employment Contracts, Termination of Employment and Change-of-Control Arrangements
CFO Resignation. On June 7, 2012, the Company disclosed that Thomas Alsborg announced his intent to resign from his position as Executive Vice President and Chief Financial Officer and retire from the Company on or about November 30, 2012. On November 12, 2012, the Company announced that Mr. Alsborg and the Company entered into an employment contract according to which Mr. Alsborg would continue to serve as the Company's Executive Vice President and Chief Financial Officer from December 1, 2012 until the earlier of May 31, 2013 or the appointment of a new Chief Financial Officer. Upon appointment of a new Chief Financial Officer, Mr. Alsborg will transition to a consulting role through May 31, 2013 with continued employment status including ongoing employee benefits.
In connection with Mr. Alsborg's decision to continue serving at the Company for up to an additional six months, the Company has agreed to pay Mr. Alsborg an annual base salary for fiscal 2013 of $375,810, plus the equivalent of an annualized bonus of $500,000, payable biweekly, through May 31, 2013. The Company will also pay Mr. Alsborg an additional bonus of $375,000, payable in lump sum subject to withholding within 30 days of May 31, 2013 to provide transition services and in consideration for certain non-competition provisions through May 31, 2013. In addition, the Company agreed to continue the vesting and extension of the exercise period of his outstanding equity awards until January 31, 2014.
In addition to the description above of Mr. Alsborg's employment contract, the following summarizes our employment arrangement with our executive officers, including potential payments payable to our executive officers upon termination of employment or a change of control of us under their current employment agreements and our other compensation programs. The Compensation Committee may in its discretion revise, amend or add to these benefits if it deems advisable. Although much of the compensation for our executive officers is performance-based and largely contingent upon achievement of aggressive financial goals, our change of control arrangements provide important protection to our executive officers, are consistent with practice of our peer companies, and are appropriate for attraction and retention of executive talent.
Consistent with the practice of our peer companies, other compensation decisions are not generally based on the existence of this severance protection. We find it more equitable to offer severance benefits based on a standard formula relating to the executive officer's title or title equivalent and tenure with the company because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations.
Kevin Murai. On March 31, 2008, the Board of Directors appointed Kevin Murai as Co-Chief Executive Officer of SYNNEX and he subsequently became Chief Executive Officer in December 2008. In connection with Mr. Murai's employment with SYNNEX, Mr. Murai and our company executed an employment offer which provided for certain severance benefits. If we terminate Mr. Murai's employment with our company after March 31, 2008 for a reason other than Cause, Disability or death, as such terms are defined in the employment offer, then Mr. Murai will receive the following severance benefits from us:
• Severance Payments. Mr. Murai will be paid severance for twelve (12) months following the employment termination date at a monthly rate equal to his annual base salary rate plus target incentive bonus, as then in effect, divided by twelve (12) months. Such payments shall be paid periodically in accordance with our normal payroll policies.
• Continued Health Benefits. Mr. Murai will receive reimbursement from us of the group health continuation coverage premiums for Mr. Murai and his eligible dependents under Section 4980B of the Code or corresponding provisions of state law, or COBRA through the earliest of (x) the twelve-month anniversary of the date of termination of employment, (y) the date upon which Mr. Murai and his eligible dependents become covered under similar plans or (z) the date Mr. Murai no longer qualifies as a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Code); provided, however, that Mr. Murai is solely responsible for timely electing COBRA coverage.
The receipt of any severance benefits will be subject to Mr. Murai signing and not revoking a release of claims in a form acceptable to the company within such period of time as we may require, but not to exceed 21 days following his termination of employment. The receipt of any such severance and change of control benefits will be subject to Mr. Murai not violating the non-competition and non-solicitation covenants of the agreement.
Other than as described above, the employment agreement of Mr. Murai does not provide for repricings or other material modifications of outstanding stock options or other equity-based awards; payment of dividends; material waiver or modification of any specified performance target, goal or condition to payout under any reported incentive payout plan or any formula with respect to level of annual base salary and bonus in proportion to total compensation.
Other Executive Officers. If any of the following categories of officers is terminated without cause within two months before or 12 months after a change of control of us (including a voluntary termination because of a reduction in salary or position or a relocation), the officer is entitled to the following:
• Executive Vice Presidents are entitled to salary continuation at a rate equal to the average of total salary and bonus over the prior three years for a minimum of 18 months plus one month per year of employment after the eighteenth year of employment, up to a maximum of 24 months, and paid COBRA for two years; and
• Senior Vice Presidents and the Chief Information Officer are entitled to salary continuation at a rate equal to the average total salary and bonus over the prior three years for a minimum of 12 months plus one month per year of employment after the thirteenth year of employment, up to a maximum of 18 months, and paid COBRA for one year.
Severance payments will be delayed for six months following termination of employment to the extent required by Section 409A.
Peter Larocque, Dennis Polk, and Thomas Alsborg are classified in the Executive Vice President and above category of officers and Simon Leung is classified in the Senior Vice President and above category of officers. For these other executive officers, we believe that structuring their severance benefits in the above described fashion in connection with a change of control and tying each individual's severance payment with his length of service with us, encourages their retention, rewards them for their individual contributions, loyalty, teamwork and integrity, and motivates them to achieve returns for our stockholders.
For each of these other executive officers, if their employment with us terminates as a result other than termination without cause within two months before or 12 months after a change of control of us, then they will not be entitled to receive the above severance benefits. They are entitled to receive compensation and benefits through the date of termination in accordance with our established plans.

Potential Payments upon Termination or Change of Control
The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change in control. Our Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming a change of control on, and/or their employment was terminated on November 30, 2012:

Name	Benefit	Termination for Good Reason/Without Cause; No Change of Control ($)	Termination Without Cause with Change of Control ($)
Kevin Murai	Salary	600,000	600,000
	Bonus	2,000,000	2,000,000
	Option acceleration	—	—
	Benefits continuation	5,958	5,958
	Total value	2,605,958	2,605,958
Thomas Alsborg	Salary	—	1,439,382
	Bonus	—	—
	Option acceleration	—	—
	Benefits continuation	—	34,702
	Total value	—	1,474,084
Dennis Polk	Salary	—	2,102,435
	Bonus	—	—
	Option acceleration	—	—
	Benefits continuation	—	34,702
	Total value	—	2,137,137
Peter Larocque	Salary	—	3,133,200
	Bonus	—	—
	Option acceleration	—	—
	Benefits continuation	—	34,702
	Total value	—	3,167,902
Simon Leung	Salary	—	558,056
	Bonus	—	—
	Option acceleration	—	—
	Benefits continuation	—	17,351
	Total value	—	575,407

2012 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights that have not Vested ($)
Kevin Murai	137,500	12,500	19.41	10/3/2018	—	—	—	—
	43,000	17,000	30.96	9/29/2019	—	—	—	—
	37,000	23,000	29.20	4/1/2020	—	—	—	—
	23,328	50,338	26.98	10/5/2021	—	—	—	—
	—	61,688	32.40	10/3/2022	—	—	—	—
	—	—	—	—	10,000	330,200	—	—
	—	—	—	—	6,000	198,120	—	—
	—	—	—	—	9,000	297,180	—	—
	—	—	—	—	11,860	391,617	—	—
	—	—	—	—	—	—	34,128(4)	1,126,907
	—	—	—	—	11,728	387,259	—	—
Thomas Alsborg	50,000	—	21.24	3/30/2017	—	—	—	—
	7,250	250	21.52	1/18/2018	—	—	—	—
	7,350	1,650	19.41	10/3/2018	—	—	—	—
	7,600	4,400	30.96	9/29/2019	—	—	—	—
	5,560	7,785	27.87	10/7/2020	—	—	—	—
	4,818	10,393	26.98	10/5/2021	—	—	—	—
	—	—	—	—	500	16,510	—	—
	—	—	—	—	600	19,812	—	—
	—	—	—	—	1,600	52,832	—	—
	—	—	—	—	2,669	88,130	—	—
	—	—	—	—	3,848	127,061	—	—
	—	—	—	—	—	—	8,532(4)	281,727

Dennis Polk	3,000	—	17.17	9/20/2015	—	—	—	—
	25,000	—	23.13	10/18/2016	—	—	—	—
	10,000	—	20.40	10/2/2017	—	—	—	—
	5,116	4,583	19.41	10/3/2018	—	—	—	—
	11,083	6,417	30.96	9/29/2019	—	—	—	—
	8,177	11,446	27.87	10/7/2020	—	—	—	—
	7,290	15,730	26.98	10/5/2021	—	—	—	—
	—	19,277	32.40	10/3/2022	—	—	—	—
	—	—	—	—	1,700	56,134	—	—
	—	—	—	—	2,600	85,852	—	—
	—	—	—	—	4,305	142,151	—	—
	—	—	—	—	—	—	50,000(3)	1,651,000
	—	—	—	—	5,929	195,776	—	—
	—	—	—	—	—	—	19,794(4)	653,598
	—	—	—	—	5,864	193,629	—	—
Peter Larocque	24,500	—	23.13	10/18/2016	—	—	—	—
	14,483	—	20.40	10/2/2017	—	—	—	—
	3,917	4,583	19.41	10/3/2018	—	—	—	—
	11,083	6,417	30.96	9/29/2019	—	—	—	—
	8,177	11,446	27.87	10/7/2020	—	—	—	—
	7,290	15,730	26.98	10/5/2021	—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights that have not Vested ($)
Peter Larocque	—	27,393(2)	32.40	10/3/2022	—	—	—	—
	—	—	—	—	1,700	56,134	—	—
	—	—	—	—	2,600	85,852	—	—
	—	—	—	—	4,305	142,151	—	—
	—	—	—	—	—	—	50,000(3)	1,651,000
	—	—	—	—	5,929	195,776	—	—
	—	—	—	—	—	—	19,794(4)	653,598
	—	—	—	—	5,864	193,629	—	—
Simon Leung	12,875	—	16.10	9/27/2014	—	—	—	—
	5,000	—	17.17	9/20/2015	—	—	—	—
	—	—	—	—	800	26,416	—	—
	—	—	—	—	1,200	39,624	—	—
	—	—	—	—	2,154	71,125	—	—
	—	—	—	—	4,447	146,840	—	—
	—	—	—	—	—	—	5,574(4)	184,053
	—	—	—	—	6,172	203,799	—	—

(1)All stock awards listed in this table vest as to 20% of the shares on each of the first five anniversaries of the grant date and, unless otherwise noted, all option awards listed in these columns vest and become exercisable as to 20% of the shares on the first anniversary of the grant date and the remaining vest monthly thereafter over the remaining four-year period.
(2)The option award with respect to 8,115 shares vests as to approximately 33% of the shares on the first anniversary date of the grant and vests as to 1/36th of the shares monthly thereafter.
(3)These RSUs will vest in full on the fifth anniversary of April 29, 2010 (Original Grant Date). A portion of the RSUs will vest upon the fourth and fifth anniversary of the Original Grant Date provided that the officer remains in continuous employment by SYNNEX through the vesting date. An additional portion of the RSUs will vest on the fourth and fifth anniversary of the Original Grant Date provided, that (i) the officer remains in continuous employment by SYNNEX through the vesting date and (ii)(A) on the fourth anniversary of the Original Grant Date, SYNNEX achieves on a cumulative basis, 5% compound annual growth rate (CAGR) in earnings before interest and taxes (EBIT) from continuing operations in fiscal years ending November 30, 2011 through 2013, and (B) on the fifth anniversary of the Original Grant Date, SYNNEX achieves on a cumulative basis, 5% CAGR in EBIT from continuing operations in fiscal years ending November 30, 2011 through 2014. In the event of an officer's death prior to the fifth anniversary of the Original Grant Date, SYNNEX will transfer to such officer's estate the number of shares that would have vested on an annual basis on or prior to such officer's death.
(4)These RSUs granted on March 19, 2012 will cliff vest on November 30, 2014. The actual number of RSUs that will vest is based upon (1) the achievement of certain threshold EPS target performance percentages and (2) the achievement of certain ROIC performance percentages with both performance metrics measured over a 3-year period. The vesting is contingent upon the officer remaining in continuous employment by SYNNEX through the vesting date provided, however, that in the event of an officer's death prior to November 30, 2014, SYNNEX will transfer to such officer's estate the number of shares that would have vested on an annual basis on or prior to such officer's death.

2012 Option Exercises and Stock Vested Table
The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during the latest fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin Murai	—	—	18,965	712,183
Thomas Alsborg	—	—	7,085	251,155
Dennis Polk	36,000	557,968	7,584	247,407
Peter Larocque	7,000	91,645	7,584	247,407
Simon Leung	—	—	3,830	124,991

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Amounts reflect the aggregate market value of shares on the vesting date.
Pension Benefits
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.
Nonqualified Defined Contribution Plans
As discussed above, we maintain a deferred compensation plan, which became effective on January 1, 1994. The deferred compensation plan is designed to permit designated officers and directors to accumulate additional income for retirement and other personal financial goals through a nonqualified deferred compensation plan that enables the officer or director to make elective deferrals of a specified amount of salary or bonus to which he or she will become entitled in the future. The balance in a participant's account will be distributed in full after the earlier of their termination of employment with us or upon attaining the age of 65. The distribution may be paid in one lump sum or in equal monthly or annual installments over a period not to exceed 15 years. Under certain circumstances, a participant may receive an early distribution in the form of a lump sum payment, subject to certain penalties. As noted above, this plan was amended effective January 1, 2005 to conform with changes required under Section 409A of the Code. As a result, for account balances earned after 2004, distributions to officers upon termination of employment are generally subject to a six-month delay, and accelerated distributions are generally prohibited.

PROPOSAL 2

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

General
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to obtain an advisory vote (non-binding) from our stockholders on our executive compensation as disclosed in this proxy statement, which is often referred to as a "say on pay" proposal. Consistent with the stockholders' 2010 advisory vote on the frequency of holding an advisory vote on SYNNEX' executive compensation, we are seeking an advisory vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes on executive compensation.
As described in the “Executive Compensation Compensation Discussion and Analysis” section of this proxy statement, our executive compensation programs and policies play an important role in achieving our objective of sustainable long-term growth in stockholder value. As a guiding principle, our executive compensation programs and policies are designed to motivate, retain and reward our executives for superior short- and long-term performance for the Company and its stockholders.
We are asking that our stockholders indicate their support of our executive compensation as described in this proxy statement. While this advisory vote on executive compensation is non-binding, our Board and the Compensation Committee will review the outcome of this vote and take the vote into consideration when reviewing our compensation policies and procedures. This is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this proxy statement. Stockholders who want to communicate with our Board of Directors should refer to “Communications with the Board of Directors” in this proxy statement for additional information.
At the Annual Meeting we will ask our stockholders to approve the following resolution:
“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Company's proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other compensation related tables and disclosure.”
Required Vote
 Approval of our executive compensation, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other compensation related tables and disclosure as described in the “Executive Compensation Compensation Discussion and Analysis” section of this proxy statement requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval.

Your Board of Directors recommends a vote “FOR” the approval of our executive compensation as described in this proxy statement.

PROPOSAL 3

APPROVAL OF 2013 STOCK INCENTIVE PLAN
Subject to stockholder approval, our Board of Directors has approved the 2013 Stock Incentive Plan (2013 Plan) to replace our 2003 Stock Incentive Plan. The 2013 Plan is designed to promote our long-term success and the creation of stockholder value by (a) encouraging our employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking our employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2013 Plan authorizes the issuance of options to purchase shares of common stock and the grant of restricted shares, stock units and stock appreciation rights.
The following is a summary of material terms of the 2013 Plan. All statements herein are intended only to summarize the 2013 Plan and are qualified in their entirety by reference to the 2013 Plan itself. For a more complete description of the terms of the 2013 Plan, you should read a copy of the 2013 Plan which is set forth in Appendix A.
Summary of the 2013 Stock Incentive Plan
Administration. Administration of the 2013 Plan is carried out by the Compensation Committee of the Board of Directors. The Board of Directors may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the 2013 Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended, may grant awards under the 2013 Plan to such employees and may determine all terms of such grants. The Board of Directors may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board of Directors will specify the total number of awards that such officers may award. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.
Eligibility. Our officers and employees and those of our subsidiaries and affiliates are eligible to participate in the 2013 Plan. Our directors and other persons that provide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2013 Plan. The term subsidiary is used in this summary to refer to any corporation, if our company or one or more of our subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. The term affiliate is used in this summary to refer to any entity other than a subsidiary, if our company or one or more of our subsidiaries own not less than 50% of such entity. As of November 30, 2012, 248 officers and employees, eight non-employee directors and no consultants were eligible to be considered for the grant of awards under the 2013 Plan.
Automatic Grants to Directors. Each outside director who first joined our Board of Directors on or after the effective date of the 2013 Plan and who was not previously an employee, receives a nonstatutory option to purchase 10,000 shares and a number of whole restricted shares equal to $90,000 divided by the fair market value of a share of our common stock as of the grant date on the first business day after his or her election to the Board. In addition, after each regular annual meeting of our stockholders following the effective date of the 2013 Plan, each outside director who will continue serving as a member of the Board of Directors thereafter will receive a number of whole restricted shares equal to $90,000 divided by the fair market value of a share of our common stock as of the grant date. One-third (1/3) of the shares subject to each option vest and become exercisable on the first anniversary of the date of grant. The balance of the shares subject to such option vest and become exercisable monthly thereafter over the remaining two-year period ratably. One-fourth (1/4) of the restricted shares vest and become exercisable on the last day of each fiscal quarter following the date of grant over a one-year period.
Maximum Shares and Award Limits. Under the 2013 Plan, the maximum number of shares of common stock that may be subject to stock options, restricted shares, stock units and stock appreciation rights (share reserve) shall not exceed the sum of 1,696,409 shares, plus any shares subject to outstanding awards granted under the 2003 Stock Incentive Plan, as of the effective date of the 2013 Plan, to the extent those awards expire, terminate or are cancelled for any reason prior to exercise without the issuance or delivery of such shares, any shares subject to vesting restrictions under the 2003 Stock Incentive Plan on the effective date of the 2013 Plan that are subsequently forfeited, and any reserved shares not issued or subject to outstanding awards under the 2003 Stock Incentive Plan on the effective date of the 2013 Plan.
In addition, no one Recipient may receive options or stock appreciation rights under the 2013 Plan in any calendar year that relate to more than 1,500,000 shares, except that grants to a Recipient in the calendar year in which his or her service first commences shall not relate to more than 2,500,000 shares. No one Recipient may receive restricted shares or stock units under the 2013 Plan in any calendar year that relate to more than 1,500,000 shares, except that grants to a Recipient in the calendar year in which his or her service first commences shall not relate to more than 2,500,000 shares.
These limitations, and the terms of outstanding awards, shall be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If restricted shares or shares issued upon the exercise of options are forfeited, then such shares will become available for awards under the 2013 Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any reason before being settled or exercised, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2013 Plan. If stock units are settled or stock appreciation rights are exercised, then only the number of shares, if any, actually issued in settlement of such stock units or stock appreciation rights will reduce the number of available shares and the balance will become available for awards under the 2013 Plan.
The closing price for our common stock on the New York Stock Exchange as of February 7, 2013, was $36.60 per share.
Stock Options. The 2013 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (Code) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. No Recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant), in excess of $100,000.
The administrator will select the Recipients who are granted options and, consistent with the terms of the 2013 Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for the accelerated exercisability in the event of the Recipient's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Recipient's service. The exercise price of an incentive stock option cannot be less than 100% of the common stock's fair market value on the date the option is granted, and in the event a Recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the Recipient is not eligible to receive an incentive stock option. The exercise price of a nonqualified stock option cannot be less than 100% of the common stock's fair market value on the date the option is granted. Within the limitations of the 2013 Plan, the administrator may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares. No modification of an option will, without the consent of the Recipient, materially impair his or her rights or obligations under such option. The option price may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, in consideration of services rendered to the company, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender to pledge shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate exercise price, by "net exercise" arrangement, by delivering a full-recourse promissory note, or in any other form that is consistent with applicable laws, regulations and rules. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years, and in the event a Recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to such Recipient cannot exceed five years. Options generally will be nontransferable except in the event of the Recipient's death but the administrator may allow the transfer of non-qualified stock options through a gift or domestic relations order to the Recipient's family members.
Each stock option agreement will set forth the extent to which the Recipient will have the right to exercise the option following the termination of the Recipient's service with us and our subsidiaries, and the right to exercise the option of any executors or administrators of the Recipient's estate or any person who has acquired such option(s) directly from the Recipient by bequest or inheritance. A stock option agreement will typically provide that an option will cease to be exercisable upon the earlier of three months following the Recipient's termination of service with us or our affiliate or the expiration date under the terms of the Recipient's stock option agreement. Upon death or disability, the option exercise period is extended to the earlier of one year from the Recipient's termination of service or the expiration date under the terms of the Recipient's stock option agreement.
Stock Appreciation Rights. The administrator also will select the Recipients who receive stock appreciation rights under the 2013 Plan. Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient's compensation. A stock appreciation right entitles the Recipient to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the base value for a share of common stock as established by the administrator at the time of grant of the award. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted either alone or in tandem with other awards under the 2013 Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of common stock.
Restricted Shares. The administrator also will select the Recipients who are granted restricted shares and, consistent with the terms of the 2013 Plan, will establish the terms of each stock award. A restricted share award may be subject to vesting requirements or transfer restrictions or both, if so provided by the administrator. Those requirements may include, for example, a requirement that the Recipient complete a specified period of service or that certain performance criteria be achieved. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services and future services.
Restricted Stock Units. The administrator also will select the Recipients who are granted stock units and, consistent with the terms of the 2013 Plan, will establish the terms of each stock unit. Stock units give Recipient the right to acquire a specified number of shares of stock, or in the Committee's discretion, the equivalent value in cash, at a future date upon the satisfaction of certain vesting conditions based upon a vesting schedule or performance criteria established by the administrator. Stock units may be granted in consideration of a reduction in the Recipient's other compensation, but no cash consideration is typically required of the Recipient. Unlike restricted stock, the stock underlying stock units will not be issued until the stock units have vested, and recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied.
Qualifying Performance Criteria. The 2013 Plan sets forth performance criteria used in the case of an award intended to qualify as “performance-based compensation” under Section 162(m). To qualify as a “performance-based compensation,” the number of shares or other benefits granted, issued, retainable or vested under an award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either specially or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as specified by the administrator in the award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares. The administrator may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements' discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year, in each case within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code. The administrator shall establish the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each Recipient, the extent to which the performance goals have been met prior to payment or vesting of the award. The administrator may not in any event increase the amount of compensation payable under the 2013 Plan upon the attainment of a qualifying performance goal to a Recipient who is a “covered employee” within the meaning of Section 162(m).
Adjustment of Shares. Generally, if we merge with or into another corporation, we will provide for full exercisability or vesting and accelerated expiration of outstanding awards or settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards unless the awards are continued if we are the surviving entity, or assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity.
Amendment and Termination. No awards may be granted under the 2013 Plan after the tenth anniversary of the adoption of the 2013 Plan. The Board of Directors may amend or terminate the 2013 Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No termination of the 2013 Plan will affect a Recipient's rights under outstanding awards without the Recipient's consent.

Federal Income Tax Aspects of the 2013 Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the 2013 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder's death. The tax consequences of awards under the 2013 Plan depend upon the type of award and if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.
Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.
Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.
Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted stock subject to a vesting requirement generally recognize ordinary income at the time substantial vesting occurs, in an amount equal to the fair market value of the stock at that time minus the amount, if any, paid for the stock. However, a Recipient who receives restricted shares which are not substantially vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the Recipient.
Section 162(m). Section 162(m) would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation” (as defined in the Code) or is otherwise exempt from Section 162(m). The availability of the exemption for awards of performance-based compensation not covered by the transition period rule depends upon obtaining approval of the 2013 Plan by our public stockholders. Assuming stockholder approval, grants of options and stock appreciation rights, and grants of restricted shares and stock units conditioned on attainment of one or more performance goals set forth in the 2013 Plan, may qualify as performance-based compensation and be exempt from Section 162(m).
Section 409A. Any deferrals made under the 2013 Plan, including awards granted under the 2013 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the 2013 Plan to meet the applicable tax law requirements.
New Plan Benefits
The administrator has not made any determination with respect to future awards under the 2013 Plan and, except for automatic grants to non-employee directors, awards and the terms of any awards under the 2013 Plan for the current year or any future year are not determinable. As described above, the 2013 Plan provides for the automatic grant of options and restricted shares to non-employee directors, and each non-employee director nominee who will continue to serve as a member of the Board of Directors will receive a number of whole restricted shares equal to $90,000 divided by the fair market value of a share of our common stock as of the grant date.
Required Vote
Approval of the material terms of the 2013 Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2013 Plan.
Your Board of Directors recommends a vote FOR approval of the 2013 Plan.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee, which is composed entirely of non-employee independent directors, has selected KPMG LLP as independent registered public accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending November 30, 2013. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Your Board of Directors has endorsed the appointment of KPMG LLP. Ratification of the selection of KPMG LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG LLP, but may retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of SYNNEX and its stockholders.
PricewaterhouseCoopers LLP previously audited our consolidated financial statements during the three fiscal years ended November 30, 2009, 2010 and 2011. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Annual Meeting.
As previously reported on a current report on Form 8-K, filed with the SEC on February 15, 2012, effective February 9, 2012, the Audit Committee terminated PricewaterhouseCoopers LLP, and approved the selection of KPMG LLP, as our independent registered public accounting firm for the fiscal year ending November 30, 2012.
PricewaterhouseCoopers LLP's reports on our consolidated financial statements as of and for the fiscal years ended November 30, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended November 30, 2011 and 2010 and the subsequent period through February 9, 2012, we did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.
We provided PricewaterhouseCoopers LLP with a copy of our current report on Form 8-K prior to its filing with the SEC and requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. A copy of the letter from PricewaterhouseCoopers LLP, dated February 13, 2012, is attached as Exhibit 16.1 to the current report on Form 8-K.
During the fiscal years ended November 30, 2011 and 2010 and the subsequent period through February 9, 2012, we did not consult with KPMG, nor did anyone acting on our behalf, regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees
The following table presents the aggregate fees for professional services rendered for us by KPMG LLP and PricewaterhouseCoopers LLP for the fiscal years ended November 30, 2012 and 2011, respectively, as follows:

	KPMG LLP	PricewaterhouseCoopers LLP
Services Provided	2012	2012	2011
Audit	$1,647,075	$171,450	$3,357,020
Audit Related	—	—	15,000
Tax	12,782	19,200	121,697
All Other	—	3,110	3,000
Total	$1,659,857	$193,760	$3,496,717
Audit Fees. The aggregate fees billed for the fiscal years ended November 30, 2012 and 2011, were for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, comfort letters, reviews of our interim consolidated financial statements and services provided in connection with statutory and regulatory filings.
Audit Related Fees. The aggregate fees billed for the fiscal year ended November 30, 2011 were for professional services rendered relating to due diligence for mergers and acquisitions.
Tax Fees. The aggregate fees billed for the fiscal years ended November 30, 2012 and 2011 were for professional services rendered relating to consulting services for international tax compliance and international tax consulting and planning services, and state tax audit and related services.
All Other Fees. All other fees billed for the fiscal years ended November 30, 2012 and 2011 were for an online accounting research tool subscription.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services.
During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants' independence, including compliance with SEC rules and regulations.
Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Required Vote
Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

Your Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent registered public accountants.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by SYNNEX under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving SYNNEX' accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by SYNNEX' independent registered public accountants and reviewing their reports regarding SYNNEX' accounting practices and systems of internal accounting controls as set forth in a written charter adopted by your Board of Directors. SYNNEX' management is responsible for preparing SYNNEX' financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by SYNNEX' management and the independent registered public accountants.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that SYNNEX' consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). In addition, the independent registered public accountants provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the Audit Committee and the independent registered public accountants have discussed such accountants' independence from SYNNEX and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants' independence. The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence.
The Audit Committee has discussed with SYNNEX' internal and independent registered public accountants, with and without management present, their evaluations of SYNNEX' internal accounting controls and the overall quality of SYNNEX' financial reporting.
In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in SYNNEX' Annual Report on Form 10-K for the fiscal year ended November 30, 2012, for filing with the SEC.
Respectfully submitted on February 9, 2013, by the members of the Audit Committee of your Board of Directors:

Mr. Gregory Quesnel, Chairman
Mr. Hau Lee
Mr. James Van Horne
Ms. Andrea Zulberti

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2014 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than October 25, 2013. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail-Return Receipt Requested.
A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders will be ineligible for presentation at the 2014 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of SYNNEX at the principal executive offices of SYNNEX. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 50 nor more than 75 days prior to the next Annual Meeting of Stockholders; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the next Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the next Annual Meeting of Stockholders was mailed or such public disclosure was made, whichever first occurs, and (b) two (2) days prior to the date of the next Annual Meeting of Stockholders.
The stockholder's notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:
U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549
or through the Commission's Internet web site: www.sec.gov.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year ended November 30, 2012.

OTHER MATTERS
Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.
Whether or not you intend to be present at the Annual Meeting of Stockholders, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and Corporate Secretary
Fremont, California
February 22, 2013
SYNNEX' 2012 Annual Report has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to SYNNEX Corporation at 44201 Nobel Drive, Fremont, California 94538, Attention: Investor Relations. The request must include a representation by the stockholder that as of February 7, 2013, the stockholder was entitled to vote at the Annual Meeting of Stockholders.

Appendix A

SYNNEX CORPORATION
2013 STOCK INCENTIVE PLAN

TABLE OF CONTENTS
Page

Section 1.		ESTABLISHMENT AND PURPOSE	5

Section 2.		DEFINITIONS
	(a)	“Affiliate”	5
	(b)	“Award”	5
	(c)	“Board of Directors”	5
	(d)	“Change in Control”	5
	(e)	“Code”	6
	(f)	“Committee”	6
	(g)	“Company”	6
	(h)	“Consultant”	6
	(i)	“Disability”	6
	(j)	“Employee”	6
	(k)	“Exchange Act”	6
	(l)	“Exercise Price”	6
	(m)	“Fair Market Value”	6
	(n)	“ISO”	6
	(o)	“Misconduct”	7
	(p)	“Nonstatutory Option” or “NSO”	7
	(q)	“Offeree”	7
	(r)	“Option”	7
	(s)	“Optionee”	7
	(t)	“Outside Director”	7
	(u)	“Parent”	7
	(v)	“Participant”	7
	(w)	“Plan”	7
	(x)	“Purchase Price”	7

	(y)	“Restricted Share”	7
	(z)	“Restricted Share Agreement”	7
	(aa)	“SAR”	7
	(bb)	“SAR Agreement”	7
	(cc)	“Service”	7
	(dd)	“Share”	7
	(ee)	“Stock”	7
	(ff)	“Stock Option Agreement”	8
	(gg)	“Stock Unit”	8
	(hh)	“Stock Unit Agreement”	8
	(ii)	“Subsidiary”	8
Section 3.		ADMINISTRATION.	8
	(a)	Committee Composition	8
	(b)	Committee for Non-Officer Grants	8
	(c)	Committee Procedures	8
	(d)	Committee Responsibilities	8
	(e)	Cancellation and Re-Grant of Stock Awards	9
Section 4.		ELIGIBILITY.	9
	(a)	General Rule	9
	(b)	Automatic Grants to Outside Directors.	9
	(c)	Ten‑Percent Stockholders	11
	(d)	Attribution Rules	11
	(e)	Outstanding Stock	11
Section 5.		STOCK SUBJECT TO PLAN.	11
	(a)	Basic Limitation	11
	(b)	Additional Shares	11
Section 6.		RESTRICTED SHARES	11
	(a)	Restricted Stock Agreement	11
	(b)	Payment for Awards	11
	(c)	Vesting	11
	(d)	Voting and Dividend Rights	11
	(e)	Restrictions on Transfer of Shares	12
	(f)	Number of Shares	12
Section 7.		TERMS AND CONDITIONS OF OPTIONS.	12
	(a)	Stock Option Agreement	12
	(b)	Number of Shares	12
	(c)	Exercise Price	12
	(d)	Withholding Taxes	12
	(e)	Exercisability and Term	12
	(f)	Exercise of Options Upon Termination of Service	12

	(g)	Effect of Change in Control	13
	(h)	Leaves of Absence	13
	(i)	No Rights as a Stockholder	13
	(j)	Modification, Extension and Renewal of Options	13
	(k)	Restrictions on Transfer of Shares	13
	(l)	Buyout Provisions	13
Section 8.		PAYMENT FOR SHARES.	13
	(a)	General Rule	13
	(b)	Surrender of Stock	13
	(c)	Services Rendered	13
	(d)	Cashless Exercise	13
	(e)	Exercise/Pledge	13
	(f)	Net Exercise	13
	(g)	Promissory Note	14
	(h)	Other Forms of Payment	14
	(i)	Limitations under Applicable Law	14
Section 9.		STOCK APPRECIATION RIGHTS.	14
	(a)	SAR Agreement	14
	(b)	Number of Shares	14
	(c)	Exercise Price	14
	(d)	Exercisability and Term	14
	(e)	Effect of Change in Control	14
	(f)	Exercise of SARs	14
	(g)	Modification or Assumption of SARs	14
	(h)	Buyout Provisions	15
Section 10.		STOCK UNITS.	15
	(a)	Stock Unit Agreement	15
	(b)	Payment for Awards	15
	(c)	Vesting Conditions	15
	(d)	Voting and Dividend Rights	15
	(e)	Form and Time of Settlement of Stock Units	15
	(f)	Death of Recipient	15
	(g)	Creditors' Rights	15
	(h)	Number of Shares	15
Section 11.		ADJUSTMENT OF SHARES.	15
	(a)	Adjustments	15
	(b)	Dissolution or Liquidation	16
	(c)	Reorganizations	16
	(d)	Reservation of Rights	16
Section 12.		LEGAL AND REGULATORY REQUIREMENTS.	16
Section 13.		WITHHOLDING TAXES.	17

	(a)	General	17
	(b)	Share Withholding	17
Section 14.		LIMITATION ON PARACHUTE PAYMENTS.	17
	(a)	Scope of Limitation.	17
	(b)	Basic Rule	17
	(c)	Reduction of Payments	17
	(d)	Related Corporations	17
Section 15.		NO EMPLOYMENT RIGHTS.	17

Section 16.		QUALIFYING PERFORMANCE CRITERIA.	17

Section 17.		SECTION 409A.	18

Section 18.		DURATION AND AMENDMENTS.	18
	(a)	Term of the Plan	18
	(b)	Right to Amend or Terminate the Plan	18
	(c)	Effect of Termination	18

Section 19.		EXECUTION.	18

SYNNEX CORPORATION
2013 STOCK INCENTIVE PLAN

SECTION 1.ESTABLISHMENT AND PURPOSE.
The Plan was adopted by the Board of Directors effective upon approval by the stockholders at the annual meeting on March 19, 2013 (the “Effective Date”).
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.	DEFINITIONS.
(a)“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)    “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
(c)“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
(d)“Change in Control” shall mean the occurrence of any of the following events:
(i)A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:
(A)Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or
(B)Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or
(ii)Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; or
(iii)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or
(iv)The sale, transfer or other disposition of all or substantially all of the Company's assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.
For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the offering of securities or debt of the Company to the public.
(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)“Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.
(g)“Company” shall mean SYNNEX Corporation
(h)“Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.
(i)“Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
(j)“Employee” shall mean any individual who is a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(l)“Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(m)“Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i)
If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)
If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; and

(iii)If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(n) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(o)“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate), or any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent, Subsidiary or Affiliate) may consider as grounds for the dismissal or discharge of the Participant or any other individual in the Service of the Company (or any Parent, Subsidiary or Affiliate).
(p)“Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.
(q)“Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option or SAR).
(r)“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
(s)“Optionee” shall mean the holder of an Option or SAR.
(t)“Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate. Service as an Outside Director shall be considered Service for all purposes of the Plan.
(u)“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(v)“Participant” shall mean the holder of an Award.
(w)“Plan” shall mean this 2013 Stock Incentive Plan of Synnex Corporation, as amended from time to time.
(x)“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.
(y)“Restricted Share” shall mean a Share awarded under the Plan.
(z)“Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.
(aa)“SAR” shall mean a stock appreciation right granted under the Plan.
(bb)    “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.
(cc)    “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement or Stock Unit Agreement, and as determined in the sole discretion of the Committee. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating three months after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.
(dd)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).
(ee)    “Stock” shall mean the Common Stock of the Company.

(ff)    “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.
(gg)    “Stock Unit” shall mean a bookkeeping entry representing the Company's obligation to deliver one Share (or distribute cash) on a future date in accordance with the terms, conditions and restrictions of a Stock Unit Agreement.
(hh)    “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.
(ii)    “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.	ADMINISTRATION.
(a)Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, to the extent required by the Board, the composition of the Committee shall satisfy
(i)such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and
(ii)such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.
(b)Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.
(c)Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.
(d)Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)To interpret the Plan and to apply its provisions;
(ii)To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(iii)To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign laws;
(iv)To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)To determine when Awards are to be granted under the Plan;
(vi)To select the Offerees and Optionees;
(vii)To determine the number of Shares to be made subject to each Award;

(viii)To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;
(ix)To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant's rights or obligations would be materially impaired;
(x)To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
(xi)To determine the disposition of each Award or other right under the Plan in the event of a Participant's divorce or dissolution of marriage;
(xii)To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xiii)To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;
(xiv)To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and
(xv)To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.
(e)Cancellation and Re-Grant of Stock Awards. Notwithstanding any contrary provision of the Plan, neither the Board nor any Committee, nor their designees, shall have the authority to: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for another Option, SAR or other Award, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 11.

SECTION 4.	ELIGIBILITY.
(a)General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.
(b)Automatic Grants to Outside Directors.
(i)Each Outside Director who first joins the Board of Directors on or after the Effective Date, and who was not previously an Employee, shall receive a Nonstatutory Option to purchase 10,000 Shares (subject to adjustment under Section 11) and a number of whole Restricted Shares equal to $90,000 divided by the Fair Market Value of a Share as of the grant date. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded. The grant date for Options and Restricted Shares granted pursuant to this Section 4(b)(i) shall be the first business day after the election of the Outside Director to the Board of Directors; provided if the first business day after his or her election falls within a trading blackout period, then the grant date for Options or Restricted Shares shall be upon the expiration of the third trading day after the trading black-out period ends.

(ii)On the first business day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the first annual meeting occurring on or after the Effective Date, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $90,000 divided by the Fair Market Value of a Share as of such grant date, provided the Outside Director has served on the Board of Directors for at least six months; provided, further, if the first business day following the conclusion of the regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b)(ii) shall be upon the expiration of the third trading day after the trading black-out period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.
(iii)The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, pay-able in one of the forms described in Section 8(a), (b) or (d).
(iv)(A) With respect to Options granted to Outside Directors under this Section 4(b) , one-third (1/3) of the Shares subject to each Option shall vest and become exercisable on the first anniversary of the date of grant, and the balance of the Shares subject to each Option (i.e., the remaining two-thirds (2/3)) shall vest and become exercisable monthly over a two-year period beginning on the day which is one month after the first anniversary of the date of grant; and (B) with respect to Restricted Shares awarded to Outside Directors under this Section 4(b), one-quarter (1/4) of the Restricted Shares shall vest on the last day of each fiscal quarter following the date of grant over a one-year period.
(v)Subject to Sections 4(b)(vi) and (vii) below, all Nonstatutory Options granted to an Outside Director under this Section 4(e) shall terminate on the day before the tenth anniversary of the date of grant of such Options.
(vi)If an Outside Director's Service terminates for any reason, then his or her Options granted under this Section 4(b) shall expire on the earliest of the following occasions:
(A)The expiration date determined pursuant to Section 4(b)(v) above;
(B)The date 12 months after the termination of the Outside Director's Service, if the termination occurs because of his or her death or Disability;
(C)The date of the Outside Director's termination of Service, if the termination occurs by reason of his or her Misconduct; or
(D)The date three months after the termination of the Outside Director's Service, if the termination occurs for any reason other than death, Disability or Misconduct.
The Outside Director may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become vested before his or her Service terminated. The balance of such Options shall lapse when the Outside Director's Service terminates.
(vii)In the event that the Outside Director dies after the termination of his or her Service but before the expiration of his or her Options granted under this Section 4(b), then his or her Options shall expire on the earlier of the following dates:
(A)The expiration date determined pursuant to Section 4(b)(v) above; or
(B)The date 12 months after his or her death.
(viii)The Board or the Committee in its discretion may change or otherwise revise the terms of the Awards granted to Outside Directors under this Section 4(b), including, without limitation, the number of Shares subject thereto and the type of Award to be granted under this Section 4(b), for Awards granted on or after the date the Board or Committee determines to make any such change or revision.

(c)Ten‑Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.
(d)Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.
(e)Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.	STOCK SUBJECT TO PLAN.
(a)Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to Section 5(b) below, the maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (i) the number of Shares subject to outstanding awards granted under the Company's 2003 Stock Incentive Plan (the “Predecessor Plan”), as of the Effective Date, to the extent those awards expire, terminate or are cancelled for any reason without the issuance or delivery of such Shares, any Shares subject to vesting restrictions under the Predecessor Plan on the Effective Date that are subsequently forfeited, and any reserved Shares not issued or subject to outstanding awards under the Predecessor Plan on the Effective Date, plus (ii) 1,696,409 shares; provided however, that such sum shall not exceed 2,750,000 Shares (the “Absolute Share Limit”). The number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(b). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to out-standing Awards at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
(b)Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, as applicable, or an Award is settled in cash without the delivery of Shares to the holder, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6.	RESTRICTED SHARES
(a)Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
(b)Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.
(c)Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
(d)Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional

Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
(e)Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
(f)Number of Shares. Restricted Shares granted to a Participant in a single calendar year of the Company shall in no event relate to more than 1,500,000 Shares, except that Restricted Shares granted to a new Employee or Consultant in the calendar year of the Company in which his or her Service first commences shall not relate to more than 2,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 11.

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.
(a)Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Participant's other compensation.
(b)Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11. Options granted to a Participant in a single calendar year of the Company shall not cover more than 1,500,000 Shares, except that Options granted to a new Employee or Consultant in the calendar year of the Company in which his or her Service first commences shall not cover more than 2,500,000 Shares (in each case subject to adjustment in accordance with Section 11).
(c)Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c).
Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.
(d)Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(e)Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(f)Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
(h)Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors.
(i)No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.
(j)Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares.
The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.
(k)Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
(l)Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.	PAYMENT FOR SHARES.
(a)General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.
(b)Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
(c)Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.
(e)Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.
(f)Net Exercise. To the extent that a Stock Option Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that dose not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Optionee in cash or other form of payment permitted under the Stock Option Agreement.
(g)Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.
(h)Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
(i)Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.	STOCK APPRECIATION RIGHTS.
(a)SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant's other compensation.
(b)Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 1,500,000 Shares, except that SARs granted to a new Employee or Consultant in the calendar year of the Company in which his or her Service first commences shall not pertain to more than 2,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 11.
(c)Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value ofa Shares on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(h) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.
(d)Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
(e)Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.
(f)Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a)  Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
(g)Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares.
The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h)Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish

SECTION 10.	STOCK UNITS.
(a)Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant's other compensation.
(b)Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.
(d)Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.
(e)Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
(f)Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.
(g)Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
(h)Number of Shares. Stock Units granted to a Participant in a single calendar year of the Company shall not relate to more than 1,500,000 Shares, except that Stock Units granted to a new Employee or Consultant in the calendar year of the Company in which his or her Service first commences shall not relate to more than 2,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 11.

SECTION 11.	ADJUSTMENT OF SHARES.
(a)Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of

Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments, in such manner as it, in its sole discretion, deems appropriate, in one or more of:
(i)The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;
(ii)The limitations set forth in Section 5(a), Section 6(f), Section 7(b), Section 9(b) and Section 10(h);
(iii)The number of Awards to be granted to Outside Directors under Section 4(b);
(iv)The number of Shares covered by each outstanding Option and SAR;
(v)The Exercise Price under each outstanding Option and SAR; or
(vi)The number of Stock Units included in any prior Award which has not yet been settled.
(b)Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
(c)Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:
(i)The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
(ii)The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii)The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)Full exercisability or vesting and accelerated expiration of the outstanding Awards; or
(v)Settlement of the intrinsic value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.
(d)Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12.	LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 13.	WITHHOLDING TAXES.
(a)General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 14.	LIMITATION ON PARACHUTE PAYMENTS.
(a)Scope of Limitation.. This Section 14 shall apply to an Award only if the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Optionee or Offeree, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Optionee or Offeree (including the excise tax under section 4999 of the Code), will be greater after the application of this Section 14 than it was before application of this Section 14.
(b)Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 14, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.
(c)Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 14, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.
(d)Related Corporations. For purposes of this Section 14, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 15.	NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Consultant or Outside Director. The Company and its Subsidiaries and Affiliates reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 16.	QUALIFYING PERFORMANCE CRITERIA.
The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals; provided, however, that where any Award is intended to qualify for exemption from the deduction limitation of Section 162(m) of the Code as “qualified performance-based compensation,” the following conditions shall apply:

The amount potentially available under an Award shall be subject to the attainment of pre-established, objective performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements' discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, in each case within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code. The Committee shall establish the applicable Qualifying Performance Criteria in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 17.	SECTION 409A.
The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such additional tax or penalty.

SECTION 18.	DURATION AND AMENDMENTS.
(a)Term of the Plan. The Plan, as set forth herein, shall terminate automatically on March 19, 2023, and may be terminated on any earlier date pursuant to Subsection (b) below.
(b)Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.
(c)Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 19.	EXECUTION.
To record the adoption of the Plan by the Board of Directors on January 7, 2013, the Company has caused its authorized officer to execute the same.

SYNNEX CORPORATION

By	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel
and Corporate Secretary

PROXY

SYNNEX CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING — MARCH 19, 2013

The undersigned hereby constitutes and appoints Kevin Murai, Dennis Polk and Simon Leung, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SYNNEX CORPORATION to be held at the offices of the Company and at any adjournments thereof and to vote with respect to the proposals set forth on the reverse side all shares of stock of SYNNEX CORPORATION the undersigned is entitled to vote at the Annual Meeting.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE. Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The proxies cannot vote your shares unless you sign and return this card.

(PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

	FOR	WITHHOLD
01 – Dwight Steffensen	☐	☐
02 – Kevin Murai	☐	☐
03 – Fred Breidenbach	☐	☐
04 – Hau Lee	☐	☐
05 – Matthew Miau	☐	☐
06 – Dennis Polk	☐	☐
07 – Gregory Quesnel	☐	☐
08 – Thomas Wurster	☐	☐
09 – Duane Zitzner	☐	☐
10 – Andrea Zulberti	☐	☐

	FOR	AGAINST	ABSTAIN
2. An advisory vote to approve our Executive Compensation.	☐	☐	☐
3. Approval of the 2013 Stock Incentive Plan.	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as the independent registered public accountants.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their full titles.

____
Signature of Stockholder Date

____
Signature of Stockholder Date

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.